Exhibit 10.5
CREDIT AGREEMENT
Dated: As of September 9, 2005
between
HINES REIT PROPERTIES, L.P.
(the “Borrower”)
and
KEYBANK NATIONAL ASSOCIATION
(“Administrative Agent”)
and
and other Lenders, if any, which may become parties
to this Agreement (with KeyBank National Association, the “Lenders”)
and
COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
and
LASALLE BANK NATIONAL ASSOCIATION
(each, a “Co-Syndication Agent”)
and
SOVEREIGN BANK
and
WACHOVIA BANK, NATIONAL ASSOCIATION
(each, a “Co-Documentation Agent”)
$140,000,000.00 REVOLVING LINE OF CREDIT
(WITH ACCORDION TO $250,000,000 REVOLVING LINE OF CREDIT)

		Section Reference Number
		Section
Exhibits to Agreement:		Reference Number
Exhibit A	Definitions	1.1

Exhibit B	Assets, Funded Debt; Subsidiaries	6.13, 6.16, 6.18, 7.2.13 and 7.5

Exhibit C	Authorized Representatives	4

Exhibit D	Form of Assignment and Acceptance	11.15.1

Exhibit E	Lenders’ Commitment	2.1 (a)

Exhibit F	Form of Note	2.1 (b)

Exhibit G	Form of Certificate	7.2.6

Exhibit H	Form of Direction Letter	3.1, 3.3 and 7.2.8

Exhibit I	Form of Notice of Borrowing	2.1 (c)

Exhibit J	Environmental Notices	6.15

Exhibit K	Portfolio Investment Entities	3.2

Exhibit L	Pro Forma Paydown Calculation	3.2

CREDIT AGREEMENT
     This is a Revolving Line of Credit Agreement (“Agreement”) made and entered into as of the 9th day of September 2005, by and between HINES REIT PROPERTIES, L.P., a Delaware limited partnership (the “Borrower”), having an address at c/o Hines Interests Limited Partnership, 2800 Post Oak Blvd., Suite 5000, Houston, Texas 77056, and KEYBANK NATIONAL ASSOCIATION, a national banking association having an address at 127 Public Square, Cleveland, Ohio 44114, Amegy Bank National Association, Commerzbank AG, New York and Grand Cayman Branches, GMAC Commercial Mortgage Corporation, LaSalle Bank National Association, Sovereign Bank, Wachovia Bank, National Association, and the other lending institutions which may become parties to this Agreement pursuant to Section 11.15 hereof (each, a “Lender” and collectively the “Lenders”) and KeyBank National Association, as agent for itself and such other lending institutions (the “Administrative Agent”).
WITNESSETH:
1. BACKGROUND.
     1.1 Defined Terms. Capitalized terms used in this Agreement are defined either in Exhibit A, or in specific sections of this Agreement, or in another Credit Document, as referenced in Exhibit A.
     1.2 Borrower. Borrower is a limited partnership organized under the laws of the State of Delaware, of which the sole general partner is Hines Real Estate Investment Trust, Inc., a Maryland corporation.
     1.3 Use of Loan Proceeds. Borrower has applied to Administrative Agent for a revolving credit facility of One Hundred Forty Million Dollars ($140,000,000), as the same may be increased pursuant to Section 2.1(e) hereof (the “Facility”), the proceeds of which are to be used solely for the purposes of (i) providing for the working capital needs of the Borrower, (ii) Permitted Investments, (iii) paying closing costs incidental to this transaction, (iv) retiring the $75,000,000 promissory note issued by Borrower to KeyBank National Association on August 23, 2005 and repaying all outstanding obligations under the Term Loan Agreement dated as of June 28, 2005 by and between Borrower and KeyBank National Association, as amended by a certain First Amendment to Term Loan Agreement dated as of August 23, 20005, and (v) for general purposes permitted under the Partnership Agreement as in effect on the date hereof.
     1.4 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements and reports delivered pursuant to Section 7.2 (or, prior to the delivery of the first financial statements pursuant to Section 7.2, consistent with the financial statements dated June 30, 2005).
2 LOAN PROVISIONS.
     2.1 Amount of Facility.
     (a) Revolving Commitment. Subject to all of the terms, conditions and provisions of this Agreement, each Lender agrees severally to make available to the Borrower for the purposes herein set forth such Lender’s Commitment Percentage of revolving credit loans requested by the Borrower (each a “Loan” and, collectively, the “Loans”) from time to time from the Closing Date until the Maturity Date, or such earlier dates as the Revolving Commitments shall have been terminated as provided herein; provided, however: (i) with regard to each Lender individually, such Lender’s outstanding Loans plus such Lender’s interest in outstanding LOC Obligations shall not exceed such Lender’s Commitment Percentage of the Committed Amount, (ii) with regard to the Lenders collectively, the aggregate principal amount of outstanding Loans plus LOC Obligations outstanding shall not exceed the Committed Amount and (iii) the LOC Obligations outstanding shall not exceed the LOC Committed Amount. Loans made hereunder may be repaid and reborrowed in accordance with the provisions hereof.
     (b) Notes. The Loans shall be evidenced by duly executed promissory note(s) of the Borrower to each Lender in the original principal amount of each Lender’s Commitment Percentage of the Committed Amount; such notes shall be substantially in the form of Exhibit F.
     (c) Loans. In order to request that Lenders make a Loan hereunder, Borrower must submit a Notice of Borrowing in the form attached hereto as Exhibit I to Administrative Agent at least three (3) Business Days prior to the date on which the Loan is requested to be made (which shall be a Business Day) and shall also submit to Administrative Agent a Notice of Rate Selection in accordance with Section 2.3.5. Provided that all conditions precedent thereto are satisfied, Lenders will use commercially reasonable efforts to fund the requested Loan on such date.
     (d) Reduction. Provided a Default or Event of Default does not exist, Borrower may reduce the Maximum Loan Amount from time to time by no less than $5,000,000.00 (or such greater amount in increments of no less than $1,000,000) but not more often than one (1) time in any twelve (12) month period by giving notice to Administrative Agent. Any such reduction in the Maximum Loan Amount shall be permanent and shall take effect as of the date Administrative Agent receives such notice.
     (e) Additional Loan Amount. (i) The Borrower may, at any time on or prior to the date which is eighteen (18) months after the date hereof, by written notice (the “Increase Notice”) to the Administrative Agent, request that the aggregate Commitments under the Facility be increased (a “Commitment Increase”) by up to $110,000,000.00. The Increase Notice shall state (A) the amount of additional Commitments (the “Additional Commitments”) that Borrower is requesting, and (B) the proposed date on which the Commitment Increase would be effective (such date or any later date as the Administrative Agent shall reasonably specify in light of the time required to seek the additional Commitments, the “Proposed Increase Date”).

     (ii) The Administrative Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include (i) a copy of the Increase Notice and a statement from the Administrative Agent as to the Proposed Increase Date, if different from that set forth by the Borrower in the Increase Notice and (ii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Additional Commitment Date”). Each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Additional Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent.
     (iii) Promptly following the Additional Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in the requested Commitment Increase on the Commitment Date is less than the requested Commitment Increase, then the Administrative Agent may extend offers to one or more other lenders identified by the Administrative Agent and approved by the Borrower, such approval by the Borrower not to be unreasonably withheld or delayed (such additional lenders, the “Additional Lenders”) to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the Additional Commitment Date; provided, that the Commitment of each such Additional Lender shall be in a minimum amount of $5,000,000.00, unless the Borrower and the Administrative Agent otherwise agree.
     (iv) In the event that the Administrative Agent is unable to obtain Commitments from the existing Lenders and any Additional Lenders sufficient to bring the total Commitments up to the amount of the requested Commitment Increase, the Administrative Agent shall give prompt written notice thereof to the Borrower. The Borrower shall have the option of increasing the Commitments up to the level, if any, for which the Administrative Agent was able to obtain Commitments by giving written notice of such election to the Administrative Agent within thirty (30) days after receipt of notice from the Administrative Agent of such Commitments. If the Borrower shall fail to deliver such notice within such thirty (30) day period, the Borrower shall be deemed to have elected to not increase the Facility to any extent.
     (v) Unless otherwise mutually agreed by the Borrower and the Administrative Agent, the closing of any increase in the Commitments contemplated by this Section 2.1(e) (the date of such closing, the “Increase Date”) shall occur on the Proposed Increase Date. On the Increase Date, each Additional Lender that accepts an offer to participate in a requested Commitment Increase in accordance with the provisions of this Section 2.1(e) shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender in respect of the Facility shall be increased by an amount sufficient to reflect its agreed upon share of the increased Facility; provided, the following conditions are met:
     (A) all fees and expenses owing to the Lenders and the Administrative

Agent have been paid in accordance with this Agreement and the Fee Letter including, without limitation, any increased fees or expenses attributable to the Additional Loan Amount on or prior to the Increase Date;
     (B) no Event of Default and no Default shall exist on the Increase Date;
     (C) Borrower is in full compliance with all of the terms, covenants and conditions of the Credit Documents on the Increase Date;
     (D) the representations and warranties contained in Credit Documents, subject to the limitations set forth therein, shall be true and correct in all material respects on and as of the Increase Date (except for those which expressly relate to an earlier date which shall be true and correct in all material respects as of such earlier date);
     (E) the Borrower shall deliver to the Administrative Agent on or before the Increase Date a certificate stating that all of the foregoing conditions have been satisfied, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent;
     (F) each Increasing Lender shall deliver a writing reasonably satisfactory to the Administrative Agent and Borrower confirming the increase in the amount of its Commitment; and
     (G) a duly executed joinder agreement shall be delivered in form and substance satisfactory to the Administrative Agent and the Borrower pursuant to which each Additional Lender shall become a Lender party to this Agreement.
     (vi) In connection with any requested increase of the Commitments pursuant to this Section 2.1(e), the Borrower shall execute and deliver to Administrative Agent such documents, instruments and information as Administrative Agent shall reasonably request in order to evaluate the request for the Additional Commitments, successfully syndicate the proposed Commitment Increase and evidence the Commitment Increase including, without limitation, the execution of any new Notes in connection therewith on the terms and conditions hereinafter set forth. On the Increase Date, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent (a) in exchange for each surrendered Note, a new Note to the order of each Increasing Lender in an aggregate principal amount equal to the amount of such Increasing Lender’s aggregate Commitment as of the Increase Date, such new Notes shall provide that they are replacements for the surrendered Notes, shall be dated as of the Increase Date and shall otherwise be substantially in the form of the surrendered Notes, and (b) a new Note payable to the order of each Additional Lender who has participated in the Commitment Increase in an aggregate principal amount equal to the amount of such Additional Lender’s Commitment as of the Increase Date, such Notes shall be dated as of the Increase Date and shall be substantially in the form of Exhibit F. Within thirty (30) days after the issuance of any new Notes pursuant to this 2.1(e), the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Administrative Agent, relating to the due authorization, execution and delivery of such new

Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be canceled and returned to the Borrower. If the Maximum Loan Amount is increased by the Additional Loan Amount in accordance with this Section 2.1(e), the Administrative Agent shall promptly send to each Lender an amended Exhibit E showing the changes in Commitment Percentages resulting from the increase in the Commitments.
     (vii) Any increase in the Maximum Loan Amount and the performance by the Administrative Agent of its obligations under this Section 2.1(e) shall not be subject to any consent of the Lenders.
     (viii) Nothing in this Section 2.1(e) shall constitute a commitment to lend or an agreement to make a lending commitment or to make credit available or to syndicate the Commitment Increase on the part of the Lenders or the Administrative Agent, and any failure to obtain internal approvals for or to successfully syndicate the Commitment Increase shall not constitute a breach or default hereunder. The parties hereto acknowledge and agree that the Administrative Agent shall not be obligated to undertake any action to effectuate and/or implement the Commitment Increase but shall have the right to do so in its sole and absolute discretion pursuant to the terms of this Section 2.1(e) upon receipt of the Increase Notice. The Borrower shall be entitled to withdraw its request for a Commitment Increase at any time prior to the closing of such Commitment Increase.
     2.1.1 Letter of Credit Subfacility.
     (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents and any other terms and conditions which the Issuing Lender may reasonably require, and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Lender severally agrees to participate in the issuance by the Issuing Lender of, Letters of Credit in Dollars from time to time from the Closing Date until the Maturity Date or such earlier date as the LOC Commitment shall have been terminated as provided herein as the Borrower may request, in a form acceptable to the Issuing Lender in its reasonable determination; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed the LOC Committed Amount and (ii) the sum of the aggregate principal amount of outstanding Loans plus LOC Obligations outstanding shall not at any time exceed the aggregate Committed Amount. No Letter of Credit shall (x) have an original expiration date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiration date extending beyond thirty (30) days prior to the Maturity Date or (z) be issued in a face amount of less than $250,000.00. Each Letter of Credit shall comply with its related LOC Documents. The issuance and expiration dates of each Letter of Credit shall be a Business Day. The parties hereto agree that in the event of any conflict, variation or inconsistency between any of the provisions hereof and of the LOC Documents and any other terms and conditions which the Issuing Lender may reasonably require, then the provisions of this Agreement shall control, govern, supersede, and prevail in all respects.
     (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.
     (c) Participation. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a Participation Interest from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender’s Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share (based on the respective Commitment Percentages of the Lenders) of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.
     (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit in same day funds, either with the proceeds of a Loan obtained hereunder or with other funds. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Variable Rate Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove because a Variable Rate Loan cannot be made and the Borrower has failed to otherwise reimburse the Lender, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Default Rate. The Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon, or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.
     The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such

Lender’s pro rata share of such unreimbursed drawing (based on such Lender’s Commitment Percentage). Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Boston, Massachusetts time) otherwise such payment shall be made at or before 1:00 P.M. (Boston, Massachusetts time) on the Business Day next succeeding the day such notice is received. If a Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Variable Rate. Each Lender’s obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever, and shall be without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default, or the acceleration of the Borrower Obligations and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding any portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.
     (e) Replacement with Loans. On any day on which the Borrower shall have requested, or is deemed to have requested, a Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Loan has been requested or is deemed requested by the Borrower in connection with a drawing under a Letter of Credit, in which case a Loan comprised of Variable Rate Loans (or LIBOR Rate Loans to the extent the Borrower has complied with the procedures of Section 2.3.2 with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.3) based pro rata on the respective Commitment Percentages of the Lenders, (determined before giving effect to any termination of the Commitments pursuant to Section 9.3) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make its pro rata share of each such Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such Loan may not comply with the minimum amount for Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.16 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the failure of any such request or deemed request for a Loan to be made by the time or in the manner otherwise required hereunder, (v) whether the date of such Loan is a date on which Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto prior to or contemporaneously with such Loan.
     In the event that any Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the

Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such Loan would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.3)), provided that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuing Lender by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such Loan would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Loan, the Federal Funds Rate, and thereafter at a rate equal to the Variable Rate.
     (f) Renewal, Extension and Amendment. The renewal or extension of any Letter of Credit or any amendment thereto which increases the face amount (to the extent of such increase) or changes the beneficiary of such Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.
     (g) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the “UCP”), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.
     (h) Nature of Issuing Lender’s Duties.
     (I) Subject to Section 2.1.1(h)(IV) below, as between the Borrower and the Lenders (including, without limitation, the Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including, without limitation, the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof, and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender’s rights or powers hereunder.

     (II) Subject to Section 2.1.1(h)(IV) below, in furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including, without limitation, the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrower. It is the intention of the parties that this Agreement shall be construed and applied to protect each Lender (including, without limitation, the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all Government Acts. No Lender (including, without limitation, the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the reasonable control of such Lender.
     (III) Nothing in this subsection (h) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (h) shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including, without limitation, the Issuing Lender) to enforce any right, power or benefit under this Agreement.
     (IV) Notwithstanding anything to the contrary contained in this subsection (h), the Borrower shall have no obligation to indemnify or hold harmless any Lender (including, without limitation, the Issuing Lender) in respect of any liability incurred by such Lender (A) arising solely out of the gross negligence or willful misconduct of such Lender, as determined by a final judgment of a court of competent jurisdiction, (B) caused by the Issuing Lender’s failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a final judgment of a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree (other than a law, regulation, order or decree relating to insolvency or bankruptcy of the Issuing Lender), (C) caused by any other breach by any Lender of its covenants and/or obligations hereunder, or (D) as to any dispute to the extent the same is exclusively between or among the Issuing Lender and any Lender.
     (i) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied or has elected in its sole discretion to waive compliance with such condition (except as such waiver may require consent of all Lenders pursuant to Section 11.19 hereof); provided, however, that nothing set forth in this

Section 2.1.1 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.1.1 in the event that it is determined by a final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.
     (j) Conflict with LOC Documents. In the event of any conflict between this Agreement and any LOC Document (including any application for a Letter of Credit), this Agreement shall control.
     2.2 Term of Facility. The Facility shall be for a term (“Term”) commencing on the date hereof and ending on September 8, 2008 (the “Maturity Date”), subject to extension on the terms hereinafter set forth. The Borrower shall have the option to extend the Maturity Date for two (2) successive periods (each, an “Extension Term”) of one (1) year each on the following terms and conditions:
     (a) Not more than ninety (90) days nor less than thirty (30) days prior to the then scheduled Maturity Date, the Borrower shall give the Administrative Agent a notice of Borrower’s election to extend the Maturity Date one (1) year and shall on or before the applicable scheduled Maturity Date pay to the Administrative Agent in immediately available funds for the accounts of the Lenders, in accordance with their respective Commitment Percentages, an extension fee equal to 0.125% of the Maximum Loan Amount as of such scheduled Maturity Date. Such extension fees shall be fully earned when paid and shall not be refundable under any circumstances.
     (b) No Event of Default and no Default shall exist on the scheduled Maturity Date.
     (c) Borrower is in full compliance with all of the terms, covenants and conditions of the Credit Documents on the scheduled Maturity Date.
     (d) The representations and warranties contained in the Credit Documents shall be true and accurate on and as of the scheduled Maturity Date as though made at and as of such date (other than such warranties and representations which by their terms are expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date) subject to such exceptions which in the aggregate do not and are not reasonably likely to have a Material Adverse Effect.
     (e) With respect to the second Extension Term, Borrower shall have properly exercised and satisfied all conditions precedent to the first Extension Term.
     (f) The Borrower shall deliver to the Administrative Agent on or before the scheduled Maturity Date a certificate stating that all of the foregoing conditions have been satisfied, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent.

     Provided the foregoing conditions are satisfied, effective as of the applicable scheduled Maturity Date, the Maturity Date shall be extended to the date that is the anniversary of such scheduled Maturity Date.
     2.3 Interest Rate and Payment Terms. Amounts outstanding under the Facility shall be payable as to interest and principal in accordance with the provisions of this Agreement. This Agreement also provides for interest at a Default Rate, Late Charges and prepayment rights and fees. Any and all interest rate selection and conversion provisions in this Agreement are to be administered by the Administrative Agent and are to be allocated on a pro rata basis to the Note(s) held by each Lender based upon such Lender’s Commitment Percentage.
2.3.1 Borrower’s Options. Principal amounts outstanding under the Facility shall bear interest at the following rates, at Borrower’s selection, subject to the conditions and limitations provided for in this Agreement: (i) Variable Rate or (ii) Adjusted LIBOR Rate.
2.3.2 Selection To Be Made. Borrower shall select, and thereafter may change the selection of, the applicable interest rate, from the alternatives otherwise provided for in this Agreement, by giving Administrative Agent a Notice of Rate Selection as provided in Section 2.3.5 hereof: (i) at least three (3) Business Days prior to a Loan, (ii) on any Business Day on which Borrower desires to convert an outstanding LIBOR Rate Loan to a Variable Rate Loan, or (iii) at least three (3) Business Days before the date on which Borrower desires to convert an outstanding Variable Rate Loan to a LIBOR Rate Loan or make any change with respect to an outstanding LIBOR Rate Loan.
2.3.3 Increased Costs. If due to any one or more of: (i) the introduction of any applicable law or regulation or any change (other than any change by way of imposition or increase of reserve requirements or imposition of a Reserve Percentage already referred to in the definition of LIBOR Rate) in the interpretation or application by any authority charged with the interpretation or application of any law or regulation; or (ii) the compliance with any guideline or request from any governmental central bank or other governmental authority, there shall be an increase in the cost to Administrative Agent or any Lender of agreeing to make or making, funding or maintaining LIBOR Loans, including without limitation changes which affect or would affect the amount of capital or reserves required or expected to be maintained by Administrative Agent or any Lender, with respect to all or any portion of the Facility, or any corporation controlling (directly or indirectly) Administrative Agent or any Lender, on account thereof, then, provided that such increases in costs are not due to the fraud or gross negligence of Administrative Agent or such Lender, Borrower from time to time shall, upon demand by Administrative Agent, pay additional amounts sufficient to indemnify Administrative Agent or such Lender against the increased cost; provided, however, that such amounts shall be no greater than that which such Administrative Agent or Lender is generally charging other borrowers similarly situated to the Borrower. If at any time a Lender or Lenders other than the Administrative Agent shall make a determination of increased cost, the Borrower may at any time during the period that such increased cost is being charged to Borrower instruct such Lender or Lenders to sell its or their commitments (with all Loans and LOC Obligations outstanding thereunder) to a bank to be designated by the Borrower and approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) at a price equal to all outstanding principal and accrued and unpaid interest and fees thereunder and any other outstanding obligations due to such Lender hereunder, provided, however, that such purchasing bank shall comply with the provisions of Section 11 hereof. A certificate as to the amount of the increased cost and the reason therefor submitted to Borrower by Administrative Agent, in the absence of manifest error, shall be conclusive and binding for all purposes.
2.3.4 Illegality. Notwithstanding any other provision of this Agreement, if the introduction of, or a change in the interpretation of, any law, treaty, statute, regulation or interpretation thereof shall make it unlawful, or any central bank or government authority shall assert by directive, guideline or otherwise, that it is unlawful for Administrative Agent or any Lender to make or maintain LIBOR Loans or to continue to fund or maintain LIBOR Loans then, on written notice thereof and demand by Administrative Agent to Borrower, (a) the obligation of Administrative Agent and Lenders to make LIBOR Loans and to convert or continue any Loan as a LIBOR Loan shall terminate and (b) Borrower shall convert all Loans outstanding under the Facility into Variable Rate Loans until such time as such Lender may again make, maintain, and fund LIBOR Loans.
     2.3.4.1 Treatment of Affected Loans. If the obligation of any Lender to make LIBOR Loans shall be suspended pursuant to Section 2.3.4 hereof, such Lender’s LIBOR Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans or prior thereto if and to the extent LIBOR Loans may not be maintained as a result of any condition or event specified in Section 2.3.4 hereof and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 2.3.4 hereof that gave rise to such conversion no longer exist:
     (a) to the extent that such Lender’s LIBOR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Variable Rate Loans; and
     (b) all Loans that would otherwise be made or continued by such Lender as LIBOR Loans shall be made or continued instead as Variable Rate Loans, and all Variable Rate Loans of such Lender that would otherwise be converted into LIBOR Loans shall remain as Variable Rate Loans.
     If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 2.3.4 hereof that gave rise to the conversion of such Lender’s LIBOR Loans to Variable Rate Loans pursuant to this Section 2.3.4.1 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, such Lender’s Variable Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with such Lenders’ respective Commitment Percentages.
     2.3.4.2 Taxes.
     (a) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or by the jurisdiction where such Lender (or its applicable Lending Office) or the Administrative Agent has a permanent establishment or office, or is engaged in a trade or business, or any political subdivision of such jurisdiction (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Credit Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.3.4.2) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof.
     (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).
     (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.3.4.2) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto; provided, however, that such amounts shall be no greater than the amounts which such Administrative Agent or Lender is generally charging other borrowers similarly situated to the Borrower.
     (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Forms W-8ECI, W-8BEN, W-8IMY and W-9 (or their equivalent), as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying if appropriate that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, and (ii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Credit Documents. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from the definition of Taxes set forth in Section 2.3.4.2(a).
     (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 2.3.4.2(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Sections 2.3.4.2(a) or 2.3.4.2(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of Taxes, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall, at such Lender’s sole cost and expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.
     (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.3.4.2, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

     (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.3.4.2 shall survive the repayment of the Loans, the LOC Obligations, and the other obligations under the Credit Documents and the termination of the Commitments hereunder.
                         2.3.4.3 Capital Adequacy. If any future law, governmental rule, regulation, policy, guideline or directive or the interpretation thereof by a court or Governmental Authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by banks or bank holding companies and any Lender or the Administrative Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of Loans made or deemed to be made pursuant hereto, then such Lender or the Administrative Agent may notify the Borrower of such fact, and the Borrower shall pay to such Lender or the Administrative Agent from time to time, upon demand made by the Administrative Agent or such Lender, as an additional fee payable hereunder, such amount as such Lender or the Administrative Agent shall determine reasonably and in good faith and certify in a notice to the Borrower to be an amount that will adequately compensate such Lender or Administrative Agent in light of these circumstances for its increased costs of maintaining such capital. Each Lender and the Administrative Agent shall allocate such cost increases among its customers in good faith and on an equitable basis, and will not charge the Borrower unless it is generally imposing a similar charge on its other similarly situated borrowers.
          2.3.5 Notice. A “Notice of Rate Selection” shall be a written notice, given by cable, tested telex, facsimile transmission (with authorized signature), or by telephone if immediately confirmed by such a written notice, from an Authorized Representative of Borrower which: (i) is irrevocable; (ii) is received by Administrative Agent not later than 1:00 o’clock P.M. Eastern Time: (a) at least three (3) Business Days prior to a Loan; or (b) if a LIBOR Rate is selected, at least three (3) Business Days prior to the end of the current Interest Period to which such selection is to apply; (c) if a Variable Rate is selected, on the first day of the Interest Period to which it applies; and (iii) as to each selected interest rate option, sets forth the aggregate principal amount(s) to which such interest rate option(s) shall apply and the Interest Period(s) applicable to each LIBOR Loan.
          2.3.6 If No Notice. If Borrower fails to timely select an interest rate option in accordance with the foregoing prior to a new Loan or as to an expiring Interest Period of an outstanding LIBOR Loan, then such new Loan and/or such outstanding LIBOR Loan shall be deemed converted to a LIBOR Loan with an Interest Period of one (1) month; provided, however, if a LIBOR Loan is not then available, any such new Loan shall be deemed to be a Variable Rate Loan, and on the last day of the applicable Interest Period of any such outstanding LIBOR Loan all outstanding principal amounts thereon shall be deemed converted to a Variable Rate Loan.
          2.3.7 Telephonic Notice. Without in any way limiting Borrower’s obligation to confirm in writing any telephonic notice, Administrative Agent may act without liability upon the basis of telephonic notice, concerning interest rate selection only, believed by Administrative Agent in good faith to be from Borrower prior to receipt of written confirmation. In each case

Borrower hereby waives the right to dispute Administrative Agent’s record of the terms of such telephonic Notice of Rate Selection in the absence of manifest error.
          2.3.8 Limits On Options. Each LIBOR Loan or Variable Rate Loan shall be in a minimum amount of $500,000. At no time shall there be outstanding a total of more than six (6) LIBOR Loans at any time. If Borrower shall make more than one (1) interest rate selection in any thirty (30) day period, excluding conversions of outstanding Loans made at the end of an applicable Interest Period of any previously outstanding LIBOR Loan, Administrative Agent may impose and Borrower shall pay a reasonable processing fee for each such additional selection.
          2.3.9 Payment and Calculation of Interest. Subject to the provisions of Section 2.3.14, all interest shall be: (a) payable in arrears commencing on September 30, 2005 with payments to be made on each Interest Payment Date thereafter; and (b) calculated on the basis of a 360 day year and the actual number of days elapsed. Interest shall be computed from and including the first day of the applicable Interest Period to, but excluding, the last day thereof.
     (i) Variable Rate Loans. During such periods as the Loans shall be comprised in whole or in part of Variable Rate Loans, such Variable Rate Loans shall bear interest at a per annum rate equal to the Variable Rate. Each change in the Prime Rate or Adjusted Federal Funds Rate shall, as applicable, simultaneously change the Variable Rate payable under this Agreement.
     (ii) LIBOR Loans. During such periods as the Loans shall be comprised in whole or in part of LIBOR Loans, such LIBOR Loans shall bear interest at a per annum rate equal to the Adjusted LIBOR Rate.
2.3.10 Voluntary and Mandatory Principal Payments.
     (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part at any time upon three (3) Business Days prior notice to Administrative Agent without premium or penalty with respect to Variable Rate Loans and, with respect to LIBOR Loans, subject to a Make-Whole Provision.
     (b) Mandatory Prepayments.
     (i) If at any time the aggregate principal amount of outstanding Loans plus LOC Obligations outstanding shall exceed the Committed Amount, the Borrower shall immediately prepay the outstanding principal balance on the Loans (or, after all Loans have been repaid, cash collateralize the LOC Obligations) in an amount sufficient to eliminate such excess (such prepayments and any other payments designated as such herein, “Mandatory Prepayments”).
     (ii) All amounts required to be paid pursuant to Section 2.3.10(b)(i) shall be applied first to the Loans and after all Loans have been repaid, then to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, Mandatory Prepayments shall be applied first to Variable Rate Loans and then to LIBOR Loans in direct order of Interest Period maturities. All prepayments under this Section 2.3.10(b)(ii) applied to LIBOR Loans in accordance with the foregoing shall be subject to a Make-Whole Provision.
     2.3.11 Maturity. At Maturity all accrued interest, principal and other charges due with respect to the Facility shall be due and payable in full and the principal balance and such other charges, but not unpaid interest, shall continue to bear interest at the Default Rate until so paid.
     2.3.12 Method of Payment; Date of Credit All payments of interest, principal and fees shall be made in lawful money of the United States in immediately available funds: (a) by direct charge to an account of Borrower maintained with Administrative Agent (or the then holder of the Facility), or (b) by wire transfer to Administrative Agent, or (c) to such other bank or address as the holder of the Facility may designate in a notice to Borrower. Payments shall be credited on the Business Day on which immediately available funds are received prior to one o’clock P.M. Eastern Time; payments received after one o’clock P.M. Eastern Time shall be credited on the next Business Day, payments which are not in the form of immediately available funds shall not be credited until such funds become immediately available to Administrative Agent.
     2.3.13 Billings. Administrative Agent may submit monthly billings reflecting payments due; however, any changes in the interest rate which occur between the date of billing and the due date may be reflected in the billing for a subsequent month. Neither the failure of Administrative Agent to submit a billing nor any error in any such billing shall excuse Borrower from the obligation to make full payment of all Borrower’s payment obligations when due; provided, however, that Borrower shall not be considered in breach of this Agreement to the extent that it makes payments in accordance with such billings unless and until three (3) Business Days after Borrower’s receipt of written notice from Administrative Agent of such error in billing.
     2.3.14 Default Rate. Administrative Agent shall have the option of imposing, and Borrower shall pay upon billing therefor, a default interest rate which is four percent (4%) per annum above the Variable Rate (the “Default Rate”): (a) while any monetary Default exists and is continuing, during that period between the due date and the date of payment; (b) while any Event of Default exists, unless and until the Event of Default is waived by Administrative Agent; and (c) after Maturity. Borrower’s right to select pricing options shall cease upon the occurrence and during the continuance of a monetary Default or any Event of Default.
     2.3.15 Late Charges. Except with respect to payments due at Maturity (as to which the Late Charge shall not be applicable), Borrower shall pay, upon billing therefor, a “Late Charge” equal to five percent (5%) of the amount of any payment of principal, interest, or both, which is not paid within ten (10) days of the due date thereof. Late Charges are: (a) payable in addition to, and not in limitation of, the Default Rate, (b) intended to compensate Administrative Agent for the account of the Lenders for administrative and processing costs incident to late payments, (c) are not interest, and (d) shall not be subject to refund or rebate or credited against any other amount due.

          2.3.16 Make Whole Provision. Borrower shall pay to Administrative Agent, immediately upon request and notwithstanding any contrary provisions contained in any of the Credit Documents, such amounts as shall be necessary to compensate each Lender for the loss, cost or expense which it actually reasonably incurs as a result of (i) any payment or prepayment, under any circumstances whatsoever, whether voluntary or involuntary, of all or any portion of a LIBOR Loan on a date other than the last day of the applicable Interest Period of such LIBOR Loan, (ii) the conversion, for any reason whatsoever, whether voluntary or involuntary, of any LIBOR Loan on a date other than the last day of the applicable Interest Period, (iii) the failure of all or a portion of a Loan which was to have borne interest at the Adjusted LIBOR Rate pursuant to the request of Borrower to be made under this Agreement (except as a result of a failure by Administrative Agent or any Lender to fulfill Administrative Agent’s or such Lender’s obligations to fund), or (iv) the failure of Borrower to borrow in accordance with any request submitted by it for a LIBOR Loan (except as a result of a failure by Administrative Agent or any Lender to fulfill such Administrative Agent’s or Lender’s obligations to fund). Such amounts payable by Borrower shall be equal to any administrative costs actually incurred plus any amounts required to compensate for any loss, cost or expense reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by any Lender to fund or maintain a LIBOR Loan, including, without limitation, the costs associated with the cancellation of any interest rate hedge agreement.
     2.4 Fees. (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the benefit of the Lenders in immediately available funds on or before the Closing Date a commitment fee (the “Commitment Fee”) in the amount agreed to by Borrower and the Administrative Agent in the Fee Letter.
     (b) Letter of Credit Fees. The Borrower promises to pay to the Issuing Lender for its own account without sharing by the other Lenders the Letter of Credit fronting fees equal to the greater of: (I) $1,500.00 per Letter of Credit; and (II) 0.125% per annum of the maximum amount available to be drawn under each Letter of Credit (calculated on the stated duration thereof and using a 360-day year), in either case payable upon issuance of each Letter of Credit, plus the customary charges and fees from time to time of the Issuing Lender with respect to the issuance, processing, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”). In addition, the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Commitment Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit at a per annum rate equal to the Applicable Margin on the average daily undrawn stated amount under such standby Letter of Credit. The Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December (commencing with the first such date to occur after the issuance of such standby Letter of Credit) and on the Maturity Date or such earlier termination of the Facility. If there is any change in the Applicable Margin during any quarter, the average daily undrawn stated amount under each standby Letter of Credit shall be computed and the Letter of Credit Fee shall be calculated using the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

     (c) Unused Facility Fee. The Borrower agrees to pay Administrative Agent for the ratable benefit of the Lenders an unused commitment fee payable quarterly in arrears on the last day of each quarterly period during the Term based upon the average daily unused portion of the Committed Amount over the preceding quarter calculated on the actual number of days elapsed in a year of 360 days (the “Unused Portion”). Each quarterly payment of the unused commitment fee shall be in an amount equal to .15% of the Unused Portion (the “Unused Facility Fee”). For the avoidance of doubt, undrawn amounts of LOC Obligations shall constitute part of the used portion of the Committed Amount.
3. SECURITY FOR THE LOAN; LOAN AND SECURITY DOCUMENTS.
     3.1 Credit Documents and Security Documents. The Facility shall be made, evidenced, administered, secured and governed by all of the terms, conditions and provisions of the “Credit Documents”, each as the same may be hereafter modified or amended, consisting of: (i) this Agreement; (ii) separate Notes in the form of Exhibit F annexed hereto, with one Note being payable to each Lender in the original principal amount equal to such Lender’s Commitment, such promissory notes to be in the aggregate original principal amount of One Hundred Forty Million Dollars ($140,000,000.00); (iii) the LOC Documents; (iv) the Direction Letters, if any; (v) the Fee Letter; (vi) the Environmental Indemnity; (vii) the Security Documents; (viii) the Guaranty; and (ix) any and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto executed to further evidence or secure the Facility.
     3.2 Collateral. (a) Administrative Agent and Lenders shall have a first priority, perfected security interest in the Collateral at Closing and at all times prior to Maturity, except as otherwise provided in this Agreement or the Pledge Agreement. With respect to each of the Portfolio Investments in a Portfolio Investment Entity listed on Exhibit K, Borrower will pledge to Administrative Agent and Lenders certain of Borrower’s right, title and interest in and to each of the Portfolio Investments, as the same may be modified from time to time in accordance with this Section 3.2. With respect to such pledges, Borrower will execute and deliver on the Closing Date (i) the Pledge Agreement, (ii) UCC-1 financing statements with respect to such pledges, and (iii) any additional documents or instruments reasonably requested by Administrative Agent on behalf of Lenders in order to evidence or perfect such pledges, with all such documents to be in form and substance acceptable to Administrative Agent on behalf of Lenders.
     (b) Borrower hereby authorizes Administrative Agent at any time and from time to time to file UCC financing statements, continuation statements, and amendments thereto describing the Collateral without the signature of Borrower. Administrative Agent shall give Borrower prompt written notice of any such filing.
     (c) As provided in Section 7.2.8, Borrower shall give written notice to Administrative Agent prior to the making of any Portfolio Disposition by Borrower or any of its Subsidiaries, which notice shall be accompanied by a written certification by Borrower in the form of Exhibit L attached hereto stating that Borrower will be in full compliance with all covenants contained herein or in the other Credit Documents, including without limitation the covenants set forth in Section 7.3, after giving effect to the proposed Portfolio Disposition, and which notice shall be accompanied by evidence of such compliance satisfactory to Administrative Agent on behalf of Lenders. Borrower shall give written notice to Administrative Agent upon its acquisition of any new Portfolio Investment.
     (d) Administrative Agent shall be authorized and obligated to release, within three (3) Business Days after receipt of a written request from Borrower, any of the Portfolio Investments from any security interests, liens or other encumbrances under the Pledge Agreement or any other Security Document that is the subject of a proposed Portfolio Disposition in compliance with the conditions set forth in this Section 3.2 (each, a “Permitted Portfolio Disposition”). Within three (3) Business Days after receipt of a written request from Borrower, Administrative Agent on behalf of Lenders will execute and deliver such instruments as are reasonably required to confirm the release of the security interest, lien and/or other encumbrance of Administrative Agent and Lenders with respect to such Portfolio Investment (which release may be concurrent with and conditioned on the consummation of such Permitted Portfolio Disposition) (i) that is the subject of a Permitted Portfolio Disposition or (ii) with respect to which Administrative Agent on behalf of Lenders has otherwise released its security interest, including UCC-3 partial releases.
     (e) Each new Portfolio Investment made by Borrower after the date hereof shall automatically become a part of the Collateral, and, upon any such addition to the Collateral, Borrower shall execute and deliver or cause to be delivered such security documents and additional documents or instruments reasonably requested by Administrative Agent on behalf of Lenders with respect to the new Collateral, with all such documents to be in form and substance reasonably acceptable to Administrative Agent on behalf of Lenders; provided, however, that, if the terms of any third party financing proposed to be obtained in connection with the acquisition of a Portfolio Asset relating to a Portfolio Investment would prohibit the Borrower from pledging in favor of Administrative Agent and the Lenders 100% of a Portfolio Investment, then Borrower shall be required to pledge only that portion of such Portfolio Investment permitted to be pledged under such financing (and, in each case, to the greatest extent so permitted); provided further however, that in no event shall Borrower pledge less than 49% of any such Portfolio Investment without the consent of Administrative Agent, such consent not to be unreasonably withheld or delayed.
     (f) Subject to Section 3.2(g) below, and provided that Borrower is in compliance with the financial covenants contained in Section 7.3 of this Agreement and an Event of Default does not exist, and provided that Borrower complies with the provisions of Section 7.2.6 of this Agreement with respect to any proposed Portfolio Disposition, Borrower may make and may cause its Subsidiaries to make Portfolio Dispositions.
     (g) If Borrower’s Consolidated Leverage Ratio exceeds seventy percent (70%) after giving effect to such Portfolio Disposition, the Borrower shall reduce the outstanding aggregate principal amount of the Loans by the amount necessary to maintain compliance with Borrower’s covenants contained herein or in the other Credit Documents, including without limitation the covenants set forth in Section 7.3. The foregoing reductions in the outstanding aggregate principal amount of the Loans are collectively referred to herein as a “Required Reduction.” Any Required Reduction shall not reduce the Maximum Loan Amount. Any Required Reduction shall be calculated based on the Pro Forma Reduction Calculation attached hereto as Exhibit L. The Total Asset Value of any Portfolio Investment used for the purpose of making the calculation of the Required Reduction under this Section 3.2(g) shall be based on the most recent Appraised Asset Values of the Portfolio Assets associated with such Portfolio Investment.
     (h) Notwithstanding the foregoing or anything contained herein to the contrary, (A) after an Event of Default and while such Event of Default is continuing, (B) if an Event of Default is created as a result of a Portfolio Disposition, or (C) if a Portfolio Disposition results in Borrower not being in compliance with any of Borrower’s covenants set forth in Section 7.3 (other than the Consolidated Leverage Ratio requirement set forth in Section 7.3(a)), then one hundred percent (100%) of Net Sales Proceeds (or so much of such Net Sales Proceeds as is required to cure such Event of Default or to bring Borrower into compliance with Borrower’s covenants set forth in Section 7.3, as applicable) shall be applied to reduce the outstanding aggregate principal amount of the Loans and there shall be a corresponding Required Reduction; provided, however, if the Consolidated Leverage Ratio is greater than seventy percent (70%) and there is no Event of Default (including as a result of a Portfolio Disposition) and Borrower is otherwise in compliance with Borrower’s covenants set forth in Section 7.3, the provisions of Section 3.2(g) shall apply to Portfolio Dispositions and Borrower shall not be required to apply Net Sales Proceeds to reduce the outstanding aggregate principal amount of the Loans as provided in this Section 3.2(h).
     (i) All Required Reductions made by Borrower pursuant to Sections 3.2(g) and 3.2(h) shall constitute “Mandatory Prepayments” subject to the provisions of Section 2.3.10(b).
     3.3 Borrower Escrow Account.
     (i) Borrower shall place funds in a Borrower Escrow Account as required by this Section 3.3. The Borrower Escrow Account shall serve as additional collateral for the Facility and the Borrower Obligations.
     (ii) If an Event of Default occurs and is continuing, then, except as provided in Section 7.9, Borrower shall deposit into the Borrower Escrow Account all Net Cash Flow for the immediately preceding fiscal quarter that is Available for Distribution to Borrower derived from any Portfolio Investment until such time that Borrower is in compliance with all covenants of Borrower hereunder, including without limitation, the covenants under Section 7.3. Deposits into the Borrower Escrow Account shall be made within fifteen (15) days after the end of the fiscal quarter for which such deposit is due and, to the extent sufficient information is not available to Borrower to make a final determination of the amounts due on or before such fifteenth (15th) day, a final payment (if necessary) shall be made on or before the forty-fifth (45th) day following the end of such quarter.
     (iii) If Borrower is required to deposit funds into the Borrower Escrow Account and thereafter Borrower is able to provide written evidence reasonably satisfactory to Administrative Agent on behalf of Lenders that no Event of Default currently exists, then (a) so long as no Default or Event of Default shall have occurred and be continuing, the balance remaining in the Borrower Escrow Account (including any income earned on amounts deposited in the Borrower Escrow Account), if any, shall be disbursed to Borrower or as Borrower shall otherwise direct Administrative Agent in writing. The written evidence of such compliance referred to in the preceding sentence will be deemed satisfactory and approved by the Administrative Agent on behalf of Lenders unless written notice outlining the reason for disapproval is received by Borrower from the Administrative Agent within ten (10) Business Days of receipt by the Administrative Agent of first notice of such compliance.
     (iv) Administrative Agent may, during the existence and continuation of an Event of Default and on the Maturity Date, and, at the request of Borrower on any Interest Payment Date, Administrative Agent will apply all amounts existing in the Borrower Escrow Account (including any income earned on amounts deposited in the Borrower Escrow Account) as follows: (i) first, to accrued but unpaid interest of the Loans outstanding, and (ii) second, to a reduction of the principal amount on the Loans outstanding and all other amounts due and owing under this Agreement (including, after the Loans have been repaid in full, to the payment or cash collateralization of the outstanding LOC Obligations); provided that, with respect to any amounts remaining in the Borrower Escrow Account subsequent to any Interest Payment Date, such amounts may be applied by Administrative Agent only to the principal balance of the Loans, and not to any future interest payments (until the next subsequent Interest Payment Date). After the principal amount of the Loans, all accrued and unpaid interest and all other amounts owing under the Credit Documents (including, without limitation, the LOC Obligations) have been paid in full and all commitments under the Credit Documents have been terminated, the Borrower Escrow Account shall be closed and the balance remaining (including any income earned thereon), if any, shall be returned to Borrower.
     If Borrower is required to deposit funds into the Borrower Escrow Account for two consecutive fiscal quarters, then Administrative Agent shall have the right on and after the date that the second quarterly deposit is due to deliver the Direction Letters to the addressees named thereon. Administrative Agent shall not deliver the Direction Letters prior to such date.

4. CONTINUING AUTHORITY OF AUTHORIZED REPRESENTATIVES. The Borrower has the power and authority to enter into this Agreement and the other Credit Documents and to perform its obligations under and consummate the transactions contemplated by such Credit Documents and has by proper action duly authorized the execution and delivery of the Credit Documents. Administrative Agent and each of the Lenders is authorized to rely upon the continuing authority of the persons, officers, signatories or agents hereafter designated (“Authorized Representatives”) to bind Borrower with respect to all matters pertaining to the Facility and the Credit Documents including, but not limited to, the selection of interest rates. Such authorization may be changed only upon notice to Administrative Agent accompanied by evidence, reasonably satisfactory to Administrative Agent, of the authority of the person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent. The present Authorized Representatives are listed on Exhibit C.
5. CONDITIONS PRECEDENT. The obligation of Administrative Agent and Lenders to enter into this Agreement and to make the initial Loans or the obligation of the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):
     5.1 Satisfactory Credit Documents. Each of the Credit Documents shall be satisfactory in form, content and manner of execution and delivery to Administrative Agent and Administrative Agent’s counsel.
     5.2 No Material Change. No change shall have occurred in the condition (financial or otherwise), business, affairs, operations or control of Borrower or any other member of the Combined Group, the General Partner, or any Portfolio Investment Entity, which would have a Material Adverse Effect since the date of Borrower’s financial statements most recently delivered to Administrative Agent.
     5.3 Warranties and Representations Accurate. All warranties and representations made by or on behalf of Borrower and/or the General Partner to Administrative Agent or any Lender shall be true, accurate and complete in all material respects.
     5.4 Financials and Appraisals. Administrative Agent on behalf of the Lenders shall have received and approved: (i) consolidated financial statements of General Partner complying with the standards set forth in Section 7.2, and (ii) a statement of Appraised Asset Value dated as of a recent date for the Portfolio Assets, which indicates Borrower’s Pro Rata Share of each Portfolio Asset.
     5.5 Environmental Compliance and Indemnification Agreements. The Borrower will execute and deliver a compliance and indemnification agreement with respect to environmental matters in favor of Administrative Agent and Lenders with respect to any assets owned directly or indirectly by the Borrower (“Environmental Indemnity”).
     5.6 Validity and Sufficiency of Security Documents. Each of the Security Documents and related UCC filings shall have been duly recorded and filed to the satisfaction of Administrative Agent, and Administrative Agent’s counsel, and the Security Documents, upon the filing and recordation of the UCC filing statements, shall create a perfected lien on the Collateral.
     5.7 No Other Liens; Taxes and Municipal Charges Current. The Collateral shall not be subject to any liens or encumbrances other than real estate taxes and personal property taxes not yet due and payable and other Permitted Liens, unless such liens or encumbrances have been approved by Administrative Agent and Lenders. All real estate taxes, personal property taxes and other municipal charges relating to any of the Collateral shall be current.
     5.8 Organizational Documents and Entity Agreements. Administrative Agent shall have received and approved the Partnership Agreement or other organizational documents of Borrower and of the other members of the Combined Group and the General Partner, and certificates of good standing and/or legal existence for such Persons issued as of a recent date by such entity’s state of organization and each other state where such entity, by the nature of its business, is required to qualify or register.
     5.9 Votes, Consents and Authorizations. Administrative Agent shall have received and approved certified copies of all partnership, trust, entity and corporate votes, consents and authorizations as may be reasonably required to evidence authority for: (i) closing the Facility and the transactions contemplated hereby; (ii) providing continuing authorization to designated persons to deal in all respects on behalf of Borrower; and (iii) the execution of all Credit Documents.
     5.10 Legal and Other Opinions. Administrative Agent shall have received and approved legal opinion letters from counsel representing Borrower and the General Partner which meet Administrative Agent’s legal opinion requirements.
     5.11 Due Diligence. Completion and approval of all due diligence deemed necessary by the Administrative Agent.
     5.12 Fees and Expenses. Payment of all fees and expenses owing to the Lenders and the Administrative Agent in accordance with the Fee Letter.
     5.13 Guaranty. The Guarantor will execute and deliver to Administrative Agent, for the benefit of the Lenders, the Guaranty.
     5.14 No Default. There shall not be any Default or Event of Default under any of the Credit Documents.
     5.15 No Litigation. There shall not be any action, suit, investigation or proceeding, pending or threatened, in any court or before any arbitrator or governmental authority, that has a reasonable probability of materially adversely affecting the ability of the Borrower to perform its obligations under this Agreement or the other Credit Documents.
     5.16 Compliance with Covenants. The Borrower shall be in compliance with all covenants contained herein and in the other Credit Documents.

     5.17 Other. Receipt by the Administrative Agent of such other information and documentation as reasonably requested by the Administrative Agent.
     5.18 Conditions to all Loans. The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Sections 5.1 through Section 5.17 above:
     (a) The Borrower shall have delivered (i) in the case of any Loan (other than an outstanding Loan as to which Borrower is not making any change), a Notice of Rate Selection and, if applicable, a Notice of Borrowing or (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.1.1(b);
     (b) The representations and warranties set forth in Section 6 shall be, subject to the limitations set forth therein, true and correct in all material respects as of such date (except for those which expressly relate to an earlier date which shall be true and correct in all material respects as of such earlier date);
     (c) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and
     (d) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate principal amount of outstanding Loans plus LOC Obligations outstanding shall not exceed the Committed Amount, and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.
     The delivery of each Notice of Borrowing and Notice of Rate Selection and each request for a Letter of Credit pursuant to Section 2.1.1(b) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above.
6. WARRANTIES AND REPRESENTATIONS Borrower warrants and represents to Administrative Agent and each of the Lenders for the express purpose of inducing the Lenders to enter into this Agreement, to make the Facility available to the Borrower, to make the Loan, and to otherwise complete all of the transactions contemplated hereby, that as of the date of this Agreement, upon the date any Loan is funded and at all times thereafter until such Loan has been repaid and all obligations to each of the Lenders have been satisfied as follows:
     6.1 Financial Information.Borrower has heretofore delivered to Administrative Agent on behalf of the Lenders audited financial statements for General Partner for the period ended December 31, 2004 and unaudited financial statements for General Partner for the six months ending June 30, 2005. Such financial statements were true, accurate and complete in all material respects, and fairly presented, in all material respects, the financial condition of General Partner and the Borrower, as of the dates thereof and for the periods covered thereby, and the same were prepared in accordance with GAAP. Since the date of the most recent financial statements so delivered, there have occurred no changes or circumstances which have had or will have a

Material Adverse Effect. All financial statements of General Partner hereafter delivered to Administrative Agent on behalf of the Lenders shall be true, accurate and complete in all material respects, and such financial statements shall fairly present in all material respects the financial condition of Borrower and the General Partner as of the dates thereof and for the periods covered thereby.
     Borrower has heretofore delivered an operating report to Administrative Agent on behalf of the Lenders for each Portfolio Asset. Each such operating report presents, in all material respects, a true, accurate, and complete report of all material operating expenses and operating revenues of the Portfolio Asset to which it relates for the period covered by such report. Each such operating report hereafter delivered to the Administrative Agent on behalf of the Lenders in respect of any Portfolio Asset shall present, in all material respects, a true, accurate, and complete report of all material operating expenses and operating revenues of such Portfolio Asset for the period covered by such report.
     6.2 No Violations. Neither the execution and delivery of the Credit Documents by the Borrower, nor the consummation by the Borrower of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by the Borrower will (i) violate or conflict with any provision of the organizational documents or other governance documents of the Borrower or any other member of the Combined Group, (ii) violate any law, regulation (including without limitation Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit applicable to the Borrower (iii) violate or materially conflict with contractual provisions of, or cause an event of default under, any indenture, mortgage, deed of trust, contract or other agreement or instrument to which any member of the Combined Group is a party or by which any such Person may be bound, or (iv) except for Liens created by, under or in connection with this Agreement or the other Credit Documents, result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to the Portfolio Investments of the Borrower or any interest in a Portfolio Asset held by a member of the Combined Group.
     6.3 No Litigation. There is no litigation, action, proceeding, investigation or suit now pending, or to the best of Borrower’s knowledge threatened, against Borrower, a Portfolio Investment Entity, or any other member of the Combined Group which, if adversely decided, would have a Material Adverse Effect.
     6.4 Compliance With Legal Requirements. The Borrower and each other member of the Combined Group is in compliance in all material respects with all laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect.
     6.5 Use of Proceeds. The proceeds of any Loan shall be used solely for the purposes described in Section 1.3 above.
     6.6 Entity Matters.

     6.6.1 Borrower. Borrower: (a) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all necessary power pursuant to proper authorization to enable it to enter into the Credit Documents to which it is a party, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where the failure to do so could have a Material Adverse Effect and (d) has the limited partnership power and authority, and the legal right to conduct the business in which it is currently engaged.
     6.6.2 General Partner. The General Partner (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (b) has all necessary power pursuant to proper authorization to enable it to act as the general partner of Borrower and to execute and deliver the Credit Documents to which Borrower is a party on Borrower’s behalf, (c) is duly qualified to do business in and is in good standing under the laws of each jurisdiction where the failure to do so could have a Material Adverse Effect, and (d) has the power and authority, and the legal right, to conduct the business in which it is currently engaged.
     6.6.3 Identity of General Partner. As of the date of this Agreement, the sole General Partner of Borrower is Hines Real Estate Investment Trust, Inc., a Maryland corporation.
     6.7 Valid and Binding. Each of the Credit Documents to which it is a party constitutes the legal, valid and binding obligations of Borrower; and the Partnership Agreement constitutes the legal, valid and binding obligations of the parties thereto, in each case enforceable against the relevant Person in accordance with the respective terms thereof, subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors and, with respect to the availability of the remedies of specific enforcement, subject to the discretion of the court before which any proceeding therefor may be brought. All required entity actions and proceedings have been duly taken with respect to Borrower and the General Partner and each Portfolio Investment Entity, so as to authorize the execution, delivery and performance by Borrower of the Credit Documents to which it is a party. All consents and approvals that are required in connection with the execution and delivery of this Agreement and the other Credit Documents have been obtained, including, without limitation, consents and approvals required under existing mortgage and loan agreements, organizational agreements, and from Governmental Authorities.
     6.8 Deferred Compensation and ERISA. Borrower has not established and does not plan to establish any pension, insurance or other arrangement or plan for employees covered by Title IV of the Employee Retirement Income Security Act of 1974, as now or hereafter amended (“ERISA”), and no “Reportable Event” as defined in ERISA has occurred and is now continuing with respect to any Plan. The granting of the Facility, the performance by Borrower of its obligations under the Credit Documents to which it is a party and Borrower’s conducting of its operations do not and will not violate any provisions of ERISA.

     6.9 No Material Change; No Default. Neither Borrower, the General Partner, any other member of the Combined Group, nor, to the best knowledge of Borrower, any Portfolio Investment Entity, is in default in any respect under any contract, lease, agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party which default would have or would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default presently exists hereunder or under any other Credit Document to which Borrower is a party. Borrower, the General Partner, each other member of the Combined Group and, to the best knowledge of Borrower, each Portfolio Investment Entity has filed all required federal, state and local tax returns and has paid all taxes due pursuant to such returns or any assessments against any of them. As of the Closing Date, no change has occurred with respect to Borrower, the General Partner, or to the best knowledge of Borrower, any Portfolio Investment Entity, any Portfolio Asset or any Portfolio Investment, that would reasonably be expected to have a Material Adverse Effect since June 30, 2005. The Partnership Agreement, a true and correct copy of which has been provided to the Administrative Agent, is in full force and effect.
     6.10 No Broker or Finder. Neither Borrower nor anyone on behalf thereof, has dealt with any broker, finder or other person or entity who or which may be entitled to a broker’s or finder’s fee, or other compensation, payable by Administrative Agent or any Lender in connection with the Facility; it being understood however, that a broker has been engaged by Borrower in connection with the Facility and other financings which will not result in a fee or compensation payable by the Administrative Agent or any Lender.
     6.11 Background Information and Certificates. Borrower has delivered to Administrative Agent accurate and complete copies of all the organizational documents of the Borrower, the General Partner, any other member of the Combined Group and each Portfolio Investment Entity. To the best knowledge of the Borrower, all of the factual information contained or referred to in this Agreement and in the Exhibits and/or Schedules to this Agreement or the other Credit Documents, and in the certificates and opinions furnished to Administrative Agent or any Lender by or on behalf of Borrower in connection with the Facility, is true and correct in all material respects.
     6.12 Consents. Except to the extent previously obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement or any of the other Credit Documents to which Borrower is a party, including without limitation, consents and approvals required under existing mortgage and loan agreements, organizational agreements, and from Governmental Authorities.
     6.13 Indebtedness. Except as permitted under Section 7.4, the Borrower does not have any Indebtedness. All Funded Debt outstanding as of the Closing Date is accurately reflected on Exhibit B.
     6.14 Government Regulation. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935 or the Federal Power Act, each as amended. In addition, the Borrower is not (i) an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a

“holding company,” or a “Subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “Subsidiary” or a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
     6.15 Environmental Matters.
     (a) Except as would not result or be reasonably expected to result in a Material Adverse Effect:
     (i) Except as disclosed on Exhibit J attached hereto and made a part hereof, neither the Borrower, the General Partner, any other member of the Combined Group nor, to the knowledge of the Borrower any Portfolio Investment Entity, has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Portfolio Assets nor does the Borrower have knowledge that any such notice is being threatened.
     (ii) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower, the General Partner, any other member of the Combined Group, or, to the knowledge of the Borrower, any Portfolio Investment Entity is or will be named as a responsible party, nor are there any consent or other decrees, remediation orders, administrative or other orders, or other similar administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, the General Partner, any other member of the Combined Group, or, to the knowledge of the Borrower, any Portfolio Investment Entity or any of the Portfolio Assets.
     (iii) Neither the Borrower, the General Partner, any other member of the Combined Group, nor, to the knowledge of the Borrower, any Portfolio Investment Entity, has assumed any liability of any Person under any Environmental Law.
     6.16 Portfolio Assets. Set forth on Exhibit B is a complete and accurate list of all Portfolio Assets existing as of the Closing Date, together with the ownership interest (both direct and indirect) of the Borrower therein, and together with a list of the existing documents evidencing Funded Debt currently encumbering the same (which sets forth the names of the parties, the dates of such documents, and the amount of Funded Debt relating to each such document) (collectively, the “Funded Debt Documents”). Except for mandatory prepayments of Funded Debt upon the sale of Portfolio Assets, upon the maturity (whether at the stated maturity date or upon acceleration) of any Funded Debt or in connection with a default continuing beyond any applicable notice and/or cure period under the Funded Debt Documents, there are no restrictions or limitations (whether by contract or otherwise) on payments of dividends, returns of capital or any other forms of distributions from any Portfolio Investment Entity or any member of the Combined Group to the Borrower or any other member of the Combined Group.
     6.17 Full Disclosure. All information heretofore furnished by or on behalf of the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by or on behalf of the Borrower to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated (except to the extent any such information is subsequently supplemented or corrected by information provided by or on behalf of Borrower); provided, however, that where such information is the work product of a third party that is unrelated to Borrower, such information is and will be, to the best of Borrower’s knowledge, true and accurate in all material respects on the date as of which information is stated. To the best of its knowledge, the Borrower has disclosed to the Lenders in writing any and all facts which have had or might have in the future a Material Adverse Effect.
     6.18 Subsidiaries. Borrower has no Subsidiaries other than those listed on Exhibit B and no Lien other than Permitted Liens exists on Borrower’s interests in its Subsidiaries.
     6.19 No Material Adverse Contracts, Etc. Neither the Borrower, the General Partner, any other member of the Combined Group nor, to the knowledge of the Borrower, any Portfolio Investment Entity, is subject to any charter, corporate, partnership or other legal restriction, or any judgment, decree, order, rule or regulation, or party to any contract or agreement that has had or could reasonably be expected in the future to have a Material Adverse Effect.
     6.20 Compliance With Other Instruments, Laws, Etc. Neither the Borrower, the General Partner, any other member of the Combined Group nor, to the knowledge of the Borrower, any Portfolio Investment Entity, is in violation of any provision of its partnership agreement, charter or other organizational document, as the case may be, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
     6.21 Solvency. Each member of the Combined Group, the General Partner, and to the knowledge of the Borrower, each Portfolio Investment Entity, is Solvent.
     6.22 REIT Status. The General Partner was organized and has operated in conformity with the requirements for qualification and taxation as a REIT for each of its taxable years beginning with the year ended December 31, 2004, and its current or anticipated organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.
     6.23 Patriot Act. Neither Borrower, the General Partner, any other member of the Combined Group nor, to the knowledge of the Borrower, any Portfolio Investment Entity, is or shall become a person with whom Lender is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including, without limitation, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under Executive Order 13324 — Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, or any similar Executive Order or other similar Legal Requirement, and neither Borrower, the General Partner, any other member of the Combined Group nor, to the knowledge of the Borrower, any Portfolio Investment Entity is knowingly engaged or shall knowingly engage in any dealings or transactions or otherwise be associated with such persons.

7. COVENANTS.
     Borrower covenants and agrees that from the date hereof and so long as any indebtedness remains unpaid hereunder, or any of the Loans, Letters of Credit or other obligations remain outstanding, as follows:
     7.1 Notices. Borrower shall, with reasonable promptness, but in all events within ten (10) days after it has actual knowledge thereof, notify Administrative Agent in writing of the occurrence of any act, event or condition which Borrower, in its good faith determination, believes constitutes a Default or Event of Default under any of the Credit Documents, specifying the nature and existence thereof. Such notification shall include a written statement of any remedial or curative actions which Borrower proposes to undertake to cure or remedy such Default or Event of Default.
     7.2 Financial Statements and Reports. Borrower shall furnish or cause to be furnished to Administrative Agent from time to time, the following financial statements and reports and other information, all in form, manner of presentation and substance reasonably acceptable to Administrative Agent:
7.2.1 Annual Statements. Within ninety (90) days following the end of each fiscal year, a consolidated balance sheet, an income statement, a statement of changes in shareholders’ equity and a statement of cash flows of the General Partner as of the end of such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by one of the following accounting firms: Deloitte & Touche LLP, Ernst & Young LLP, KPMG or PricewaterhouseCoopers (or by another independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent), and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP and shall not be limited as to the scope of the audit or qualified as to the status of the General Partner or the Borrower as a going concern or otherwise;
7.2.2 Periodic Statements. Within forty-five (45) days following the end of each fiscal quarter of the Borrower (other than the fourth fiscal quarter, in which case ninety (90) days after the end thereof) an unaudited consolidated balance sheet, income statement and statement of changes in shareholders’ equity of the General Partner as of the end of such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent (provided, however, Administrative Agent hereby confirms that the form and detail of such financial information, as well as any financial information submitted by Borrower pursuant to Section 7.2.1 above, shall be deemed to be acceptable if it is in substantially the same form and detail as the financial information submitted by Borrower to Administrative Agent prior to the date hereof), and accompanied by a certificate of an authorized officer of Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the General Partner and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end adjustments.
7.2.3 Data Requested. Within a reasonable period of time after a request from Administrative Agent, such other financial data or information as Administrative Agent may reasonably request with respect to any of the Portfolio Assets or members of the Combined Group including, without limitation, operating statements, budgets, mortgage information, rent rolls, and lease status/expiration reports.
7.2.4 Tax Returns. Within a reasonable period of time after a request from Administrative Agent, complete copies of all federal and state tax returns and supporting schedules of Borrower, and, to the extent applicable each other member of the Combined Group.
7.2.5 Pro Forma. Calculation of Certain Financial Covenants. Within forty-five (45) days after the end of each fiscal quarter Borrower shall deliver a pro forma calculation of the financial covenants contained in Section 7.3.
7.2.6 Officer’s Certificate. (A) At the time of delivery of the financial statements provided for in Sections 7.2.1 and 7.2.2 above, (B) at least fourteen (14) days prior to any sale, disposition or other transfer of a Portfolio Asset (or any material part thereof, other than the leasing of space in Portfolio Assets to tenants in the ordinary course of business), and (C) at the time Borrower requests a new Loan hereunder or repays any principal amount outstanding under the Facility, Borrower shall deliver a certificate of an authorized officer of Borrower substantially in the form of Exhibit G, (i) demonstrating compliance with the financial covenants contained in Section 7.3 by calculation thereof as of the end of each such fiscal period or after giving effect to such transfer, borrowing or repayment (together with such supporting documentation as Administrative Agent may reasonably require), (ii) calculating the Applicable Margin as of the end of each such fiscal period or after giving effect to such transfer, borrowing or repayment, and (iii) stating that no Default or Event of Default exists or will exist as a result of such transfer, borrowing or repayment, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto. In the event that any such certificate indicates a violation of any of the financial covenants in Section 7.3, then Borrower shall, as applicable, contemporaneously with the delivery of any such certificate make a principal payment by an amount necessary to achieve compliance with such financial covenants or if caused by a transfer of a Portfolio Asset make such a principal payment contemporaneously with the closing of such transfer.

7.2.7 Information to Owners. To the extent not otherwise provided hereunder, promptly upon the mailing thereof to the owners of Borrower generally, copies of all financial statements and reports so mailed.
7.2.8 Portfolio Investments. As soon as available, and in any event within sixty (60) days after the close of each fiscal quarter of Borrower, a report in a form reasonably satisfactory to Administrative Agent describing (i) each Portfolio Investment made during such fiscal quarter and (ii) any transfer of any Portfolio Investment during such fiscal quarter to another legal entity in which Borrower has acquired a direct or indirect interest. Such report shall be accompanied by a Direction Letter for each such Portfolio Investment made in a Portfolio Investment Entity that is not controlled by Borrower or affiliates of Borrower and shall include a description of any such Portfolio Investment, and such other information as reasonably requested by Administrative Agent. Except as provided in Section 3.2(e), each such Portfolio Investment shall, subject to any Permitted Liens, automatically become a part of the Collateral hereunder and shall be subject to the terms and provisions of this Agreement and any other applicable Credit Document, including without limitation Section 3.2 of this Agreement.
7.2.9 Auditor’s Reports. Promptly upon receipt thereof, a copy of any other report or “management letter” submitted by independent accountants to the Borrower in connection with any annual, interim or special audit of the books of the Borrower.
7.2.10 Environmental Reports. Promptly upon transmission thereof by Borrower or any other member of the Combined Group, copies of any filings and registrations with, and reports to, the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters pertaining to any of the Assets.
7.2.11 Notice of Default or Litigation. Upon the Borrower obtaining knowledge thereof, it will give notice to the Administrative Agent promptly, but in any event within five (5) Business Days of obtaining such knowledge, of the occurrence of any of the following with respect to the Borrower, the General Partner, any Portfolio Investment Entity or any other member of the Combined Group: (i) any development in the business or affairs of any such Person that has resulted in, or that Borrower reasonably believes may result in, a Material Adverse Effect, (ii) the pendency or commencement of any litigation, arbitration or governmental proceeding against any such Person in which damages are sought or environmental remediation demanded which could reasonably be expected to be adversely determined and which, if adversely determined, could be expected to have a Material Adverse Effect, (iii) any levy of an attachment, execution or other process against its assets which could reasonably be expected to have a Material Adverse Effect, (iv) the receipt of any notice alleging the occurrence of an event or condition which shall constitute a default or event of default under any other agreement for borrowed money, or (v) the institution of any proceedings against, or the receipt of written notice of potential liability or responsibility for any violation, or alleged violation which could reasonably be expected to be adversely determined, of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect.
7.2.12 Reserved.
7.2.13 Debt. (i) At least ten (10) Business Days prior to the incurrence thereof, or (ii) in the case of any Portfolio Asset held by a Person other than a member of the Combined Group, within five (5) Business Days after obtaining knowledge of the incurrence thereof if not within the knowledge of the Borrower prior to such incurrence, notice to Administrative Agent specifying the amount and nature of any additional (i.e., other than the Funded Debt and the Funded Debt Documents existing as of the date hereof and reflected on Exhibit B hereto) Indebtedness, encumbrances, mortgages or other security interests (other than Permitted Liens) affecting any of the Portfolio Assets or any material property or Investment of Borrower or any other member of the Combined Group.
7.2.14 Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower or any other member of the Combined Group as the Administrative Agent may reasonably request.
     7.3 Financial Covenants.
     (a) Consolidated Leverage Ratio. The Borrower will not permit Funded Debt (including, without limitation, the outstanding balance under the subject Facility) to exceed seventy percent (70%) of the Total Asset Value. This covenant shall be tested quarterly at the end of each calendar quarter, at the time each new Loan is made, and in connection with the delivery of an officer’s certificate pursuant to Section 7.2.6.
     (b) Minimum Interest Coverage Ratio. The ratio of the EBITDA to the Interest Expense shall be greater than 1.65 to 1.00; provided, however, upon the commencement of the first Extension Term, such ratio shall be greater than 1.75 to 1.00. This covenant shall be tested quarterly at the end of each calendar quarter, at the time of each Loan, and in connection with the delivery of an officer’s certificate pursuant to Section 7.2.6, in each case with respect to the prior two (2) fiscal quarters most recently ended, annualized; provided that pro forma financial information shall be provided for each fiscal quarter for which actual results are not then available.
     (c) Minimum Tangible Net Worth. Borrower shall maintain a Tangible Net Worth in excess of Eighty Million Dollars ($80,000,000.00) plus seventy five percent (75%) of the proceeds of any equity offerings, contributions or sales of treasury stock received by the Borrower after the Closing Date. This covenant shall be tested quarterly at the end of each calendar quarter, at the time of each Loan, and in connection with the delivery of an officer’s certificate pursuant to Section 7.2.6.
     (d) Minimum Fixed Charge Covenant. The ratio of EBITDA to Fixed Charge shall be greater than 1.50 to 1.0. This covenant shall be tested quarterly at the end of each calendar quarter, at the time of each Loan, and in connection with the delivery of an officer’s certificate pursuant to Section 7.2.6, in each case with respect to the prior two (2) fiscal quarters most recently ended, annualized; provided that pro forma financial information shall be provided for each fiscal quarter for which actual results are not then available.
     7.4 Indebtedness and Restrictions on Liens, Transfers and Additional Debt. The Borrower shall not, without the prior written consent of the Administrative Agent and the Required Lenders (which may be withheld in their sole discretion):
     (a) incur any Indebtedness (other than the Indebtedness arising under this Agreement and the other Credit Documents) that is recourse to Borrower (excepting customary environmental and other indemnification obligations in respect of Indebtedness of Persons in which Borrower has an interest which is not otherwise recourse to Borrower);
     (b) provide any completion or other guarantees either directly or indirectly (including, without limitation, through a joint venture) in excess of $5,000,000.00 in the aggregate; and
     (c) [Reserved]
     (d) further encumber the Portfolio Investments; provided that the foregoing shall not limit the right of Borrower to cause the refinancing of any Funded Debt on such terms and conditions as Borrower may direct (including the granting of liens on Portfolio Investments and the granting of direct and indirect interests therein, or Borrower’s becoming subject to an agreement prohibiting or otherwise restricting the creation of liens on Portfolio Investments) so long as such refinancing does not cause the violation of any of the covenants set forth in Section 7.3 of this Agreement. In connection with any such refinancing, Borrower covenants to use commercially reasonable efforts to maintain in full force and effect all existing pledges and assignments of economic interests granted with respect to Borrower’s interests in Portfolio Investments by Borrower pursuant to this Agreement and the other Credit Documents to which it is a party. In the event such refinancing requires the release of Lenders’ security interests in all or part of any Portfolio Investment that is the subject of the refinancing permitted by this Section 7.4(d), then Administrative Agent is authorized and shall be obligated to release such Portfolio Investment from all pledges thereof and security interests therein created by the Credit Documents; provided, however, that the Administrative Agent may refuse to release any more than 51% of any such Portfolio Investment from any such pledge or security interest, unless Administrative Agent has given its consent to such refinancing, such consent not to be unreasonably withheld or delayed. If such refinancing will result in

Borrower’s noncompliance with the covenants set forth in Section 7.3 of this Agreement, the outstanding aggregate principal amount of the Loans shall be reduced by the amount necessary to maintain compliance with Borrower’s covenants contained in Section 7.3. Within three (3) Business Days after receipt of a written request from Borrower and provided Borrower has satisfied the foregoing reduction requirement, if applicable, Administrative Agent on behalf of Lenders shall execute such releases of Lenders’ security interests in the Portfolio Investments that are the subject of a refinancing permitted by this Section 7.4(d) as Borrower reasonably requests in connection with such refinancing.
     (e) Except as specifically set forth in Section 7.4(d) and Section 7.5 which provide instances in which Administrative Agent’s consent is required, nothing in this Agreement or any other Credit Document shall, and Borrower is hereby specifically permitted to and to permit or cause any Subsidiary or Portfolio Investment Entity to, mortgage, grant securities interests in, and otherwise encumber any Portfolio Asset and the direct and indirect interests of any Portfolio Entity in any Portfolio Asset.
     7.5 Liens/Negative Pledges. Except as permitted in Section 7.4(d) hereof, the Borrower will not either (i) contract, create, incur, assume or permit to exist any additional Lien (other than Permitted Liens) with respect to any of the Portfolio Investments, whether now owned or hereafter acquired, or (ii) enter into, assume or become subject to any agreement (other than this Agreement, the other Credit Documents and the Funded Debt Documents listed and described on Exhibit B) (A) prohibiting or otherwise restricting the creation or assumption of any Lien upon any of the Portfolio Investments or (B) requiring the Borrower to grant a Lien to a Person in the event Borrower grants a Lien on a Portfolio Investment to another Person.
     7.6 Nature of Business. The Borrower will not alter in a material way the character or conduct of its business from that conducted as of the Closing Date which is and shall be limited to the business permitted by the Partnership Agreement as of the Closing Date; provided, however, this Section 7.6 shall not be construed to prevent the Borrower from making procedural changes in the manner in which Borrower conducts its ordinary business operations.
     7.7 Limitations on Certain Transactions
     (a) Borrower shall not dissolve, terminate or liquidate, nor merge or consolidate with any other Person; and
     (b) [Reserved]
     (c) Borrower will not become party to, nor will Borrower permit any other member of the Combined Group to become a party to, any document, agreement, or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, from and after the date hereof, which individually or in the aggregate, would have a Material Adverse Effect.
     7.8 Investments. Borrower shall not make any Investment which is not a Permitted Investment.

     7.9 Dividends and Distributions. So long as no Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, the Borrower (after taking into account all available funds of the Borrower from all other sources) may declare and make any dividends or distributions as permitted under the Partnership Agreement; provided, however, that the Borrower may while an Event of Default is continuing make distributions or dividends but only to the extent (after taking into account all available funds of the Borrower from all other sources) required in order to enable the General Partner to continue to qualify as a REIT. For the avoidance of doubt, under no circumstances shall the Borrower use the proceeds of this Facility to make distributions or dividends.
     7.10 Transactions with Portfolio Investments. Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction or series of transactions with any partner or any employee of any member of the Combined Group or any Portfolio Investment Entity other than on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arm’s length transaction with a Person other than any partner, employee or Portfolio Investment Entity, unless such transaction or series of transactions, would not or could not reasonably be expected to have, in the aggregate, a Material Adverse Effect, or otherwise be materially detrimental to the economic interests of the Combined Group taken as a whole.
     7.11 Amendments. To the extent that any amendment, modification, supplement, waiver or termination of any provisions of the Partnership Agreement, or other governing or organizational document of Borrower or any other member of the Combined Group would permit proceeds of the Loans to be used in a manner inconsistent with such governing or organizational document in effect at the Closing Date, the Borrower agrees that it shall not, and shall not permit any other member of the Combined Group to, apply proceeds of the Loans in a manner inconsistent with what was permitted under the governing or organizational documents in effect on the Closing Date.
     7.12 ERISA. The Borrower will not establish any Plan.
     7.13 Place for Records; Inspection. Borrower shall maintain all of its business records at the address specified at the beginning of this Agreement. Upon reasonable prior notice and at reasonable times during normal business hours, Administrative Agent shall have the right (through such agents or consultants as Administrative Agent may designate) to make copies of and abstracts from Borrower’s books of account, correspondence and other records and to discuss its financial and other affairs with any of its investors and any accountants hired by Borrower as well as to visit and inspect the Assets, it being agreed that Administrative Agent and each of the Lenders shall use reasonable efforts to not divulge confidential information obtained from such examination to others except in connection with Legal Requirements and in connection with administering the Facility, enforcing its rights and remedies under the Credit Documents and in the conduct, operation and regulation of its banking and lending business (which may include, without limitation, the transfer of the Facility or of participation interests therein provided that any such transferee or participant agrees to maintain the confidentiality thereof as required by this Agreement). Any assignee or transferee of the Facility or any holder of a participation interest in the Facility shall be entitled to deal with such information in the same manner and in connection with any subsequent transfer of its interest in the Facility or of further participation interests therein.

     7.14 Costs and Expenses. Borrower shall pay all costs and expenses (excluding salaries or wages of officers, directors and employees of Administrative Agent or any Lender and overhead expenses charged by or allocated to Administrative Agent or any Lender) reasonably incurred by Administrative Agent in connection with the implementation of the Facility and the enforcement of Administrative Agent’s and Lenders’ rights under the Credit Documents, including, without limitation, reasonable third party costs and expenses, including reasonable legal fees and disbursements, appraisal fees (in accordance with, and subject to the terms of, this Agreement), inspection fees, plan review fees, travel costs, fees and out-of-pocket costs of independent engineers and consultants. Borrower’s obligations to pay such costs and expenses shall include, without limitation, all reasonable attorneys’ fees and other costs and expenses reasonably incurred for preparing and conducting litigation or dispute resolution arising from any breach by Borrower of any covenant, warranty, representation or agreement under any Credit Document to which a member of the Combined Group is a party.
     7.15 Compliance with Legal Requirements. Borrower shall comply, and shall cause each other member of the Combined Group to comply, in all material respects with all Legal Requirements. In furtherance of the foregoing and not in limitation thereof, Borrower hereby agrees to provide the Administrative Agent with any additional information that the Administrative Agent reasonably requests from time to time in order to ensure compliance by Borrower with all applicable Anti-Money Laundering Laws. As used herein, the term “Anti-Money Laundering Laws” shall mean the USA Patriot Act of 2001, the Bank Secrecy Act, and Executive Order 13324 – Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, and any similar Legal Requirements.
     7.16 MAI Appraisals. Promptly upon receipt thereof, Borrower shall deliver to Administrative Agent each appraisal of any of the Portfolio Assets available to Borrower. During the existence and continuation of an Event of Default, if the most recent MAI Appraisal for any Portfolio Asset is older than one (1) year, then Borrower shall upon Administrative Agent’s request therefor promptly use its best efforts to obtain a current MAI Appraisal for such Portfolio Asset at Borrower’s sole cost and expense. Administrative Agent may require Borrower to use its best efforts to obtain updated MAI Appraisals for Portfolio Assets which Borrower has previously delivered MAI Appraisals to Administrative Agent, at Borrower’s sole cost and expense , but if an updated MAI Appraisal is requested for any Portfolio Asset for which an MAI Appraisal is available that is less than one (1) year old, the Administrative Agent and the Lenders shall pay the costs of such requested appraisal.
     7.17 Title to Properties. The Borrower and each other member of the Combined Group has good title to all of its respective properties, assets and rights of every name and nature purported to be owned by it.
     7.18 Insurance. Borrower will, and will cause the other members of the Combined Group to, maintain with respect to their respective properties, with financially sound and reputable insurers, insurance with respect to such properties and its business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

     7.19 Taxes. The Borrower will, and will cause each of the other members of the Combined Group to, pay or cause to be paid taxes, assessments and other governmental charges payable by it or as to such Person’s property and file all returns and reports relating thereto before the same become delinquent including, without limitation, upon the income or profits therefrom of any such Person. Promptly upon request by the Administrative Agent, the Borrower will provide evidence of the payment of such taxes, assessments and other governmental charges in the form of receipted tax bills or other form reasonably acceptable to the Administrative Agent, or evidence of the existence of applicable contests as permitted herein.
     7.20 Compliance with Contracts, Licenses, and Permits. The Borrower will comply with, and will cause each other member of the Combined Group to comply with (a) the provisions of its partnership agreement or corporate charter and other organizational documents, as applicable, (b) all material agreements and instruments to which it is a party or by which it or any of its properties may be bound, and (c) all applicable decrees, orders, and judgments, if the failure to comply therewith will, either individually or in the aggregate, result in a Material Adverse Effect.
     7.21 Replacement Documentation. Upon receipt of an affidavit of an officer of Administrative Agent or any Lender as to the loss, theft, destruction or mutilation of a Note or any other Credit Document, Borrower will issue, in lieu thereof, a replacement Note or other Credit Document in the same principal amount thereof and otherwise of like tenor.
     7.22 Perfected Interest Covenants. Borrower shall at all times comply with the following covenants with respect to each of the Perfected Interests: (i) Borrower shall have full right, title and interest to each Perfected Interest, subject to Permitted Liens and such other exceptions set forth herein or in the Pledge Agreement or other Credit Documents; (ii) Borrower shall not encumber any Perfected Interest except as permitted hereunder (including as permitted by Section 7.4(d)) or under any Security Document; (iii) Borrower shall comply with all applicable Legal Requirements with respect to each Perfected Interest; (iv) Borrower shall promptly deliver to Administrative Agent copies of all notices given or received with respect to each Perfected Interest (other than routine correspondence); and (v) Borrower shall comply with all covenants contained in the Security Documents that are in effect with respect to each Perfected Interest.
     7.23 Existence of the Borrower; Maintenance of REIT Status. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware limited partnership. Borrower will do all things commercially reasonable and consistent with the Partnership Agreement, to enable the General Partner to at all times maintain the General Partner’s status as a REIT and not take any action which could lead to the General Partner’s disqualification as a REIT.
8. SPECIAL PROVISIONS .
     8.1 Right to Contest.
          8.1.1 Taxes and Claims by Third Parties. Notwithstanding anything in this Agreement to the contrary, it is agreed that any tax, assessment, charge, levy, claim or obligation to a third party (expressly excluding an obligation to make payments to the Lenders created under the Credit Documents) need not be paid while the validity or amount thereof shall be contested currently, diligently and in good faith by appropriate proceedings and if Borrower or the other relevant member of the Combined Group shall have adequate unencumbered (except in favor of Administrative Agent, on behalf of the Lenders or under the Funded Debt Documents, as applicable) cash reserves with respect thereto and provided that Borrower or the other relevant member of the Combined Group shall pay all taxes, assessments, charges, levies or obligations immediately upon the commencement of proceedings to enforce any lien which may have attached as security therefor, unless such proceeding is stayed by proper court order pending the outcome of such contest.
8.1.2 Legal Requirements. Any member of the Combined Group may contest any claim, demand, levy or assessment under any Legal Requirements by any person or entity if: (i) the contest is based upon a material question of law or fact raised by such Person in good faith; (ii) the contest is properly commenced and thereafter diligently pursued; (iii) the contest will not materially impair the ability to ultimately comply with the contested Legal Requirement should the contest not be successful; (iv) Borrower demonstrates to Administrative Agent’s reasonable satisfaction that such Person has the financial capability to undertake and pay for such contest and any corrective or remedial action then or thereafter reasonably likely to be necessary; (v) there is no reason to believe that the contest will not be resolved prior to the Maturity Date; and (vi) no Default or Event of Default exists.
     8.2 Borrower Fully Liable. Borrower shall be fully liable for the Facility, each of the Loans, all LOC Obligations and all other Borrower Obligations.
9. EVENTS OF DEFAULT.
     The following provisions deal with Default, Events of Default, notice, grace and cure periods, and certain rights of Administrative Agent and the Lenders following an Event of Default.
     9.1 Default and Events of Default. The term “Default” as used herein or in any of the other Credit Documents shall mean an Event of Default, or any fact or circumstance which constitutes, or upon the lapse of time, or giving of notice, or both, could constitute, an Event of Default. Each of the following events, unless cured within any applicable grace or notice period set forth or referred to below in this Section 9.1, or in Section 9.2, shall constitute an “Event of Default”:
9.1.1 Generally. A default by Borrower in the performance of any term, provision or condition of this Agreement to be performed by Borrower, or a breach, or other failure to satisfy, any other term, provision, condition, covenant or warranty under this Agreement and such default remains uncured beyond any applicable specific grace or notice period provided for in this Agreement, or as set forth in Section 9.2. below.

9.1.2 Note and Other Credit Documents. A default by Borrower in the performance of or a breach, or other failure to satisfy, any term, provision, condition, covenant, or warranty under any Note or any other Credit Document, regardless of whether the then undisbursed portion of the Maximum Loan Amount is sufficient to cover any payment of money required thereby, and the specific grace or notice period, if any, allowed for the default in question shall have expired without such default having been cured; or any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and Lenders the rights, powers and privileges purported to be created thereby (except insofar as such rights, powers and privileges are contrary to applicable public policy and except to the extent such failure is due to the gross negligence or willful misconduct of Administrative Agent or a Lender).
9.1.3 Financial Status and Insolvency. (A) Borrower shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of creditors; (iv) consent to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law; (vi) have a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of Borrower, or of the whole or any substantial part of the assets of Borrower, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for one hundred twenty (120) days; (vii) have a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law and such petition shall remain undismissed for one hundred twenty (120) days; or (viii) have, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of Borrower or of the whole or any substantial part of its assets and such custody or control shall remain unterminated or unstayed for one hundred twenty (120) days; or (B) any such event shall occur with respect to the General Partner of Borrower.
9.1.4 Breach of Representation or Warranty. Any representation or warranty made by Borrower herein or in any other certificate, instrument or document relating to the Facility required to be delivered pursuant to any Credit Document shall at the time made or deemed to have been remade or renewed be false or misleading in any material respect, or any warranty shall be materially breached.
9.1.5 Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Agreement) of the Borrower or any other member of the Combined Group or Portfolio Investment Entity, (A) such Person shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness and such Indebtedness is accelerated, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; and (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided, however, that such Indebtedness of Borrower and Borrower’s Pro Rata Share of such Indebtedness of any other member of the Combined Group or another Portfolio Investment Entity, collectively and without duplication (including instances where more than one such Person is an obligor under such Indebtedness), then due and payable or required to be prepaid prior to stated maturity is at least Ten Million Dollars ($10,000,000.00).
9.1.6 Change of Control. The occurrence of a Change of Control.
9.1.7 Judgments. There shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any uninsured final judgment against any member of the Combined Group such that together with Borrower’s Pro Rata Share of other outstanding uninsured final judgments, undischarged, unsatisfied and unstayed, against any of such parties equals or exceeds, collectively and without duplication, in the aggregate Ten Million Dollars ($10,000,000.00).
     9.2 Grace Periods and Notice. As to each of the foregoing events the following provisions relating to grace periods and notice shall apply:
9.2.1 No Notice or Grace Period. There shall be no grace period and no requirement of notice with respect to the payment of principal at Maturity and no grace period and no requirement of notice with respect to defaults related to the voluntary filing of bankruptcy or reorganization proceedings or a general assignment for the benefit of creditors, with respect to non-monetary defaults which are not reasonably capable of being cured or with respect to a breach of warranty or representation under Section 6.1.(Financial Information), or with respect to breaches under Section 7.3 (Financial Covenants), Section 7.4 (Indebtedness and Restrictions on Liens, Transfers and Additional Debt), Section 7.7 (Limitations on Certain Transactions), Section 9.1.6 (Change of Control) or Section 9.1.7 (Judgments).
9.2.2 Nonpayment of Interest and Principal. As to the nonpayment of a scheduled interest payment or a scheduled installment of principal prior to Maturity, there shall be a ten (10) day grace period without any requirement of notice from Administrative Agent, subject, however, to Section 2.3.13 above; provided, however, Borrower shall only be entitled to such 10-day grace period once in any calendar year with no grace or notice period as to any subsequent nonpayment within the relevant calendar year.
9.2.3 Other Monetary Defaults. All other monetary defaults shall have a five (5) day grace period following notice from Administrative Agent (unless otherwise specifically provided for herein), or, if shorter, a grace period without notice until five (5) Business Days before the last day on which payment is required to be made in order to avoid: (i) the cancellation or lapse of required insurance, or (ii) a tax sale or the imposition of late charges or penalties in respect of taxes or other municipal charges;
9.2.4 Nonmonetary Defaults Capable of Cure. As to nonmonetary defaults which are reasonably capable of being cured or remedied, unless there is a specific shorter or longer grace period provided for in this Agreement or in another Credit Document, there shall be a thirty (30) day grace period following notice from Administrative Agent or, if such default would reasonably require more than thirty (30) days to cure or remedy, such longer period of time not to exceed a total of one hundred eighty (180) days from Administrative Agent’s notice as may be reasonably required so long as Borrower shall commence reasonable actions to remedy or cure the default within thirty (30) days following such notice and shall diligently prosecute such curative action to completion within such one hundred eighty (180) day period. As to breaches of warranties and representations (other than those set forth in Section 6.1 above) there shall be a thirty (30) day grace period following notice from Administrative Agent.
     9.3 Certain Remedies. If an Event of Default shall occur and be continuing:
9.3.1 Termination of Commitments. Administrative Agent may declare the Commitments terminated whereupon the Commitments shall be immediately terminated.
9.3.2 Accelerate Debt. Administrative Agent may, and upon the direction of the Required Lenders shall, declare the Indebtedness immediately due and payable, provided that in the case of a voluntary petition in bankruptcy filed by Borrower or (after the expiration of the grace period if any set forth in Section 9.1.3 above) an involuntary petition in bankruptcy filed against Borrower, such acceleration shall be automatic.
9.3.3 Pursue Remedies. Administrative Agent may pursue any and all remedies provided for hereunder, or under any one or more of the other Credit Documents.
9.3.4 Written Waivers. Notwithstanding anything to the contrary contained herein, if a Default or an Event of Default is waived by the Required Lenders or the Administrative Agent, in their sole discretion, pursuant to a specific written instrument executed by an authorized officer of Administrative Agent, or if a Default or an Event of Default is timely cured by Borrower, the Default or Event of Default so waived or Default so cured shall be deemed to have never occurred.

9.3.5 Cash Collateral. Administrative Agent may direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1.3, it will immediately pay) to the Administrative Agent cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the LOC Obligations (taking into account any cash on deposit with Administrative Agent from Net Cash Flow pursuant to Section 3.3 hereof in amounts in excess of the then outstanding Borrower Obligations).
9.3.6 Enforcement of Rights. Administrative Agent may enforce any and all rights and interests created and existing under the Credit Documents and all rights of set off.
     Notwithstanding the foregoing, if an Event of Default specified in Section 9.1.3 shall occur as to Borrower, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder or under the other Credit Documents automatically shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders.
     Notwithstanding the fact that enforcement powers reside primarily with Administrative Agent, subject to the provisions of Section 11, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate “creditor” holding a separate “claim” within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute; provided however, no Lender shall take any action with respect to its claim without first obtaining the consent of the Required Lenders and Administrative Agent (other than filing a proof of claim) or vote its claim in a manner inconsistent with the vote of the Required Lenders and Administrative Agent.
10. SECURITY INTEREST AND SET-OFF.
     10.1 Security Interest. Borrower hereby grants to Administrative Agent, on behalf of the Lenders a lien, security interest and right of setoff as security for all liabilities and obligations to Administrative Agent and the Lenders, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Administrative Agent or any Lender or any entity under the control of Key Corp. or in transit to any of them.
     10.2 Set-Off and Debit. If an Event of Default occurs and is continuing, any deposits, balances or other sums credited by or due from Administrative Agent or any Lender, or from any affiliate of Administrative Agent or any Lender, to Borrower may to the fullest extent not prohibited by applicable law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived, be set off, debited and appropriated, and applied by Administrative Agent or any Lender against any or all of the Borrower Obligations irrespective of whether demand shall have been made and although such obligations may be unmatured, in such manner as Administrative Agent or any Lender in its sole and absolute discretion may determine. Within five (5) Business Days of making any such set off, debit or appropriation and application, Administrative Agent or the applicable Lender agrees to notify Borrower thereof, provided the failure to give such notice shall not affect the validity of such set off, debit or appropriation and application. ANY AND ALL RIGHTS TO REQUIRE ADMINISTRATIVE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to indebtedness of the Borrower to such Lender, other than the obligations evidenced by the Note held by such Lender, such amount shall be applied ratably to such other indebtedness and to the obligations evidenced by all of the Notes held by such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Note held by such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Note held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.
     10.3 Right to Freeze. Administrative Agent and each of the Lenders shall also have the right, at its option, upon the occurrence of any event which would entitle Administrative Agent or any Lender to set off or debit as set forth in Section 10.2, to freeze, block or segregate any such deposits, balances and other sums so that Borrower may not access, control or draw upon the same.
     10.4 Additional Rights. The rights of Administrative Agent, the Lenders and each affiliate of Administrative Agent and each of the Lenders under this Section 10 are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which Administrative Agent, or any Lender may have.
11. THE ADMINISTRATIVE AGENT AND THE LENDERS
     11.1 Appointment of Administrative Agent. Each Lender hereby irrevocably designates and appoints KeyBank National Association as Administrative Agent of such Lender to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes the Administrative Agent to take such actions, exercise such powers and perform such duties as are expressly delegated to or conferred upon the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Section 11. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein or in the other Credit Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Section 11 (except for Sections 11.10, 11.12, 11.15.1, 11.15.2 (v) — (viii), 11.15.3, 11.15.4, 11.15.5, 11.16, 11.20 and 11.22) are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof.
     11.2 Administration of Facility by Administrative Agent. The Administrative Agent shall be responsible for administering the Facility on a day-to-day basis. In the exercise of such administrative duties, the Administrative Agent shall use the same diligence and standard of care that is customarily used by the Administrative Agent with respect to similar loans held by the Administrative Agent solely for its own account.
     Each Lender delegates to the Administrative Agent the full right and authority on its behalf to take the following specific actions in connection with its administration of the Facility:
     (i) to fund the Loans in accordance with the provisions of the Credit Documents, but only to the extent of immediately available funds provided to the Administrative Agent by the respective Lenders for such purpose;
     (ii) to receive all payments of principal, interest, fees and other charges paid by, or on behalf of, the Borrower and, except for fees to which the Administrative Agent is entitled pursuant to the Credit Documents or otherwise, to distribute all such funds to the respective Lenders as provided for hereunder;
     (iii) to keep and maintain complete and accurate files and records of all material matters pertaining to the Facility, and make such files and records available for inspection and copying by each Lender and its respective employees and agents during normal business hours upon reasonable prior notice to the Administrative Agent; and
     (iv) to do or omit doing all such other actions as may be reasonably necessary or incident to the implementation, administration and servicing of the Facility and the rights and duties delegated hereinabove.
     11.3 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through its agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the other Credit Documents. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
     11.4 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their gross negligence or willful misconduct. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any recital, statement, representation or warranty made by the Borrower or any of its officers or agents contained in this Agreement or the other Credit Documents or in any certificate or other document delivered in connection therewith; (ii) the performance or observance of any of the covenants or agreements contained in, or the conditions of, this Agreement or the other Credit Documents; (iii) the state or condition of any properties of the Borrower or the Assets, or any information contained in the books or records of the Borrower; (iv) the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Credit Document or any other certificate, document or instrument furnished in connection therewith; or (v) the validity, priority or perfection of any lien securing or purporting to secure the Borrower Obligations.
     11.5 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of the taking or failing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with any written request of the Required Lenders, and each such request of the Required Lenders, and any action taken or failure to act by the Administrative Agent pursuant thereto, shall be binding upon all of the Lenders; provided, however, that the Administrative Agent shall not be required in any event to act, or to refrain from acting, in any manner which is contrary to the Credit Documents or to applicable law or in any manner reasonably believed by Administrative Agent to be commercially unreasonable in the applicable jurisdiction.
     11.6 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Administrative Agent has actual knowledge of the same or has received notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent obtains such actual knowledge or receives such a notice, the Administrative Agent shall give prompt notice thereof to each of the Lenders. The Administrative Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Administrative Agent shall have received such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Event of Default as it shall deem advisable in the best interest of the Lenders; provided, however, that the Administrative Agent shall not accelerate the indebtedness under this Agreement without the prior written consent of the Required Lenders.

     11.7 Lenders’ Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Borrower and has made its own decision to enter into this Agreement and the other Credit Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Credit Documents. Each Lender expressly acknowledges that is has relied upon its own legal counsel in its consideration of its decision to enter into this Agreement and the other Credit Documents and will so rely in regard to the implementation of the transaction contemplated hereby and thereby and that it does not have any lawyer-client relationship with Administrative Agent’s counsel or counsels or any other Lenders with respect thereto.
     11.8 Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent, ratably in proportion to their respective Commitments, for (i) any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under this Agreement or the other Credit Documents, (ii) any other expenses incurred by the Administrative Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration, amendment, waiver and/or enforcement of this Agreement and the other Credit Documents, and (iii) any liabilities, obligations, losses, damages, penalties, action, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Credit Documents or any other document delivered in connection therewith or any transaction contemplated thereby, or the enforcement of any of the terms hereof or thereof, provided that no Lender shall be liable for any of the foregoing to the extent that they arise from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for an additional indemnity and cease, or not commence, to do the action indemnified against until such additional indemnity is furnished.
     11.9 Administrative Agent in its Individual Capacity. With respect to its Commitment as a Lender, and the Loans made by it and the Note issued to it, the Administrative Agent shall have the same rights and powers hereunder and under any other Credit Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its subsidiaries and affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent hereunder.

     11.10 Successor Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days’ prior notice to the Lenders and Borrower (provided, however, such resignation shall be effective only upon the appointment of a successor Administrative Agent in accordance with the provisions of this Section 11.10). The Required Lenders, for good cause, may remove Administrative Agent at any time by giving thirty (30) days’ prior notice to the Administrative Agent, the Borrower and the other Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving notice of resignation or the Required Lenders’ giving notice of removal, as the case may be, then the retiring Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Each such successor Administrative Agent shall be a financial institution which meets the requirements of an Eligible Assignee. Unless an Event of Default shall have occurred and be continuing, any successor Administrative Agent shall be subject to the prior written approval of the Borrower (which approval will not be unreasonably withheld, conditioned or delayed). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.
     11.11 Duties in the Case of Enforcement. In the case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Borrower Obligations shall have occurred, the Administrative Agent shall, at the request, or may, upon the consent, of the Required Lenders, and provided that the Lenders have given to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of this Agreement and the other Credit Documents and the exercise of any other legal or equitable rights or remedies as it may have hereunder or under any other Credit Document or otherwise by virtue of applicable law, or to refrain from so acting if similarly requested by the Required Lenders. The Administrative Agent shall be fully protected in so acting or refraining from acting upon the instruction of the Required Lenders, and such instruction shall be binding upon all the Lenders. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such foreclosure, sale or other disposition or the exercise of any other right or remedy, the Lenders hereby agreeing to indemnify and hold the Administrative Agent harmless from all costs and liabilities incurred in respect of all actions taken or omitted in accordance with such direction, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. The Administrative Agent may, in its discretion but without obligation, in the absence of direction from the Required Lenders, take such interim actions as it believes necessary to preserve the rights of the Lenders hereunder, including but not limited to petitioning a court for injunctive relief or appointment of a receiver. Each of the Lenders acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the

Credit Documents, including without limitation the Notes, other than through the Administrative Agent.
     11.12 Respecting Loans and Payments.
11.12.1 Procedures for Loans. Administrative Agent shall give written notice to each Lender of each request from Borrower for a Loan by facsimile transmission, hand delivery or overnight courier, not later than 11:00 a.m. (Boston time) three (3) Business Days prior to any Loan. Each such notice shall be accompanied by a written summary of the request for a Loan and shall specify a) the date of the requested Loan, (b) the aggregate amount of the requested Loan, (c) each Lender’s pro rata share of the requested Loan, and (d) the applicable interest rate selected by Borrower with respect to such Loan, or any portion thereof, together with the applicable Interest Period, if any, selected, or deemed selected, by Borrower. Each Lender shall, before 11:00 a.m. (Boston time) on the date set forth in any such request for a Loan, make available to Administrative Agent, at an account to be designated by Administrative Agent at KeyBank National Association in same day funds, each Lender’s ratable portion of the requested Loan. After Administrative Agent’s receipt of such funds and upon Administrative Agent’s determination that the applicable conditions to making the requested Loan have been fulfilled, Administrative Agent shall make such funds available to Borrower as provided for in this Agreement. Within a reasonable period of time following the making of each Loan, but in no event later than ten (10) Business Days following such Loan, Administrative Agent shall deliver to each Lender a copy of Borrower’s request for such Loan. Promptly after receipt by Administrative Agent of written request from any Lender, Administrative Agent shall deliver to the requesting Lender the accompanying certifications and such other instruments, documents, certifications and approvals delivered by or on behalf of Borrower to Administrative Agent in support of the requested Loan.
11.12.2 Nature of Obligations of Lenders. The obligations of the Lenders hereunder are several and not joint. Failure of any Lender to fulfill its obligations hereunder shall not result in any other Lender becoming obligated to advance more than its Commitment Percentage of the Loan, nor shall such failure release or diminish the obligations of any other Lender to fund its Commitment Percentage provided herein.
11.12.3 Payments to Administrative Agent. All payments of principal or and interest on the Loans or the Notes shall be made to the Administrative Agent by the Borrower or any other obligor or guarantor for the account of the Lenders in immediately available funds as provided in the Notes and this Agreement. The Administrative Agent agrees promptly to distribute to each Lender, on the same Business Day upon which each such payment is made if possible, such Lender’s proportionate share of each such payment in immediately available funds, except as otherwise expressly provided herein. The Administrative Agent shall upon each distribution promptly notify Borrower of such distribution and each Lender of the amounts distributed to it applicable to principal of, and interest on, the proportionate share held by the applicable Lender. Each payment to the Administrative Agent under the first sentence of this Section 11.12.3 shall constitute a payment by the Borrower to each Lender in the amount of such Lender’s proportionate share of such payment, and any such payment to the Administrative Agent shall not be considered outstanding for any purpose after the date of such payment by the Borrower to the Administrative Agent without regard to whether or when the Administrative Agent makes distribution thereof as provided above. If any payment received by the Administrative Agent from the Borrower is insufficient to pay both all accrued interest and all principal then due and owing, the Administrative Agent shall first apply such payment to all outstanding interest until paid in full and shall then apply the remainder of such payment to all principal then due and owing, and shall distribute the payment to each Lender accordingly.
11.12.4 Distribution of Liquidation Proceeds. Subject to the terms and conditions hereof, the Administrative Agent shall distribute all Liquidation Proceeds in the order and manner set forth below:
First: To the Administrative Agent, towards any fees and any expenses for which the Administrative Agent is entitled to reimbursement under this Agreement or the other Credit Documents not theretofore paid to the Administrative Agent.
Second: To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been reimbursed for all expenses which such Lenders have previously paid to the Administrative Agent and not theretofore paid to such Lenders.
Third: To all applicable Lenders based upon their respective Commitment Percentages until all Lenders have been paid in full for any Individual Lender Litigation Expenses.
Fourth: To all Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all principal and interest due to such Lenders under the Facility, with each Lender applying such proceeds for purposes of this Agreement first against the outstanding principal balance due to such Lender under the Facility and then to accrued and unpaid interest due under the Facility.
Fifth: To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all other amounts due to such Lenders under the Facility including, without limitation, any costs and expenses incurred directly by such Lenders to the extent such costs and expenses are reimbursable to such Lenders by the Borrower under the Credit Documents.
Sixth: To the Borrower or such third parties as may be entitled to claim Liquidation Proceeds.
11.12.5 Adjustments. If, after Administrative Agent has paid each Lender’s proportionate share of any payment received or applied by Administrative Agent in respect of the Facility, that payment is rescinded or must otherwise be returned or paid over by Administrative Agent, whether pursuant to any bankruptcy or insolvency law, sharing of payments clause of any agreement or otherwise, such Lender shall, at Administrative Agent’s request, promptly return its proportionate share of such payment or application to Administrative Agent, together with the Lender’s proportionate share of any interest or other amount required to be paid by Administrative Agent with respect to such payment or application.
11.12.6 Setoff. If any Lender (including the Administrative Agent), acting in its individual capacity, shall exercise any right of setoff against a deposit balance or other account of the Borrower held by such Lender on account of the Borrower Obligations, such Lender shall remit to the Administrative Agent all such sums received pursuant to the exercise of such right of setoff, and the Administrative Agent shall apply all such sums for the benefit of all of the Lenders hereunder in accordance with the terms of this Agreement.
11.12.7 Distribution by Administrative Agent. If in the opinion of the Administrative Agent, distribution of any amount received by it in such capacity hereunder or under the Notes or under any of the other Credit Documents might involve any liability, it may refrain from making distribution until its right to make distribution shall have been finally adjudicated by a court of competent jurisdiction or has been resolved by the mutual consent of all Lenders. In addition, the Administrative Agent may request full and complete indemnity, in form and substance satisfactory to it, prior to making any such distribution. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such persons as shall be determined by such court.
11.12.8 Actions by Administrative Agent. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any sale or other disposition of any collateral or other property of Borrower and shall indemnify and hold the Administrative Agent harmless from all liabilities incurred in respect to all actions taken or omitted in accordance with such directions provided that Administrative Agent need not comply with any such directions to the extent Administrative Agent reasonably believes the

Administrative Agent’s compliance with such directions would constitute a violation of the obligations undertaken by the Administrative Agent and/or Lenders under the Credit Documents, or will constitute a violation of any statute, ordinance or regulation applicable to the Administrative Agent or be commercially unreasonable in any applicable jurisdiction.
     11.13 Delinquent Lender. If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its pro rata share of any Loan, expenses or setoff (a “Delinquent Lender”) and such failure is not cured within ten (10) days of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to Administrative Agent, other Lenders, the Borrower or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender’s right to participate in the administration of, or decision-making rights related to, the Loans, this Agreement or the other Credit Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of the outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of the outstanding Loans until, as a result of application of such assigned payments the Lenders’ respective pro rata shares of all the outstanding Loans shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender’s decision-making and participation rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its pro rata share of any Loans or expenses as to which it is delinquent, together with interest thereon at the Default Rate from the date when originally due until the date upon which any such amounts are actually paid.
     The non-delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration, (pro rata, based on the respective Commitments of those Lenders electing to exercise such right) the Delinquent Lender’s Commitment to fund future Loans (the “Future Commitment”). Upon any such purchase of the pro rata share of any Delinquent Lender’s Future Commitment, the Delinquent Lender’s share in future Loans and its rights under the Credit Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance. Each Delinquent Lender shall indemnify Administrative Agent and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and costs and funds advanced by Administrative Agent or by any non-delinquent Lender, on account of any Delinquent Lender’s failure to timely fund its pro rata share of a Loan or to otherwise perform its obligations under the Credit Documents.
     11.14 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.
     11.15 Assignment and Participation.
11.15.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it), upon satisfaction of the following conditions: (a) each of the Administrative Agent and the Borrower shall have given its prior written consent to such assignment (provided that, in the case of the Borrower, such consent will not be unreasonably withheld, conditioned or delayed and shall not be required if a Default or Event of Default shall have occurred and be continuing), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement, (c) other than when an Event of Default shall exist, each assignment shall be in an amount that is at least Ten Million and 00/100 Dollars ($10,000,000.00), (d) other than when an Event of Default shall exist, Administrative Agent shall retain, free of any such assignment, an amount of its Commitment of not less than Twenty-Seven Million Five Hundred Thousand and 00/100 Dollars ($27,500,000.00), and (e) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit D hereto (an “Assignment and Acceptance”), together with delivery of any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the assigning Lender shall, to the extent provided in such Assignment and Acceptance and upon payment to the Administrative Agent of the registration fee referred to in Section 11.15.3, be released from its obligations under this Agreement.
11.15.2 Certain Representations and Warranties. By executing and delivering an Assignment and Acceptance, the parties thereunder confirm to and agree with each other and the other parties hereto as follows:
     (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest;
     (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its affiliates, related entities or Subsidiaries or any other person primarily or secondarily liable in respect of any of the Borrower Obligations, or the performance or observance by the Borrower or any other person primarily or secondarily liable in respect of any of the Borrower Obligations or any of their obligations under this Agreement or any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto;
     (iii) such assignee confirms that it has received a copy of this Agreement and the other Credit Documents, together with copies of the most recent financial statements provided by the Borrower as required by the terms of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
     (iv) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
     (v) such assignee represents and warrants that it is an Eligible Assignee if required hereunder;
     (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;
     (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and
     (viii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.
11.15.3 Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of, and principal amount of the Loans owing to, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a

Lender hereunder. Administrative Agent shall make available the Register for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of Three Thousand Five Hundred Dollars ($3,500.00).
11.15.4 New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of the assigned Notes. Within thirty (30) days of issuance of any new Notes pursuant to this Section 11.15.4, the Borrower, at the expense of the assignee Lender (which expense shall not be reimbursed by Borrower), shall deliver an opinion of counsel, addressed to the Lenders and the Administrative Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be canceled and returned to the Borrower.
11.15.5 Participations. Each Lender may sell participations to one or more banks or other financial institutions in all or any portion of such Lender’s rights and obligations under this Agreement and the other Credit Documents; provided that (a) each such participation shall be in a minimum amount of Five Million and 00/100 Dollars ($5,000,000.00), (b) each participant shall meet the requirements of an Eligible Assignee, (c) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower, and (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Credit Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     11.16 Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party (other than its advisors) except as required by law or legal process or to enforce the Credit Documents and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.
     11.17 Miscellaneous Assignment Provisions. Anything contained in this Section 11 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Credit Documents.
     11.18 Reserved.
     11.19 Amendment, Waiver, Consent, Etc. Except as otherwise expressly provided in this Agreement or any other Credit Document, no term or provision of this Agreement or any other Credit Document may be changed, waived, discharged or terminated, nor may any consent required or permitted by this Agreement or any other Credit Document be given, unless such change, waiver, discharge, termination or consent receives the written approval of the Required Lenders.
     Notwithstanding the foregoing, the unanimous written approval of all the Lenders (other than a Defaulting Lender) shall be required with respect to any proposed amendment, waiver, discharge, termination, or consent which:
(i) has the effect of (a) extending the final scheduled maturity or the date of any amortization payment of any Loan or Note, (b) reducing the rate or extending the time of payment of interest or fees thereon, (c) increasing or reducing the principal amount thereof, or (d) otherwise postponing or forgiving any indebtedness thereunder.
(ii) releases or discharges any material portion of any collateral other than in accordance with the express provisions of the Credit Documents.
(iii) amends, modifies or waives any provisions of this paragraph.
(iv) amends any of the financial covenants set forth in Section 7.3 of this Agreement.
(v) reduces the percentage specified in the definition of Required Lenders,

     (vi) except as otherwise provided in this Agreement, changes the amount of any Lender’s Commitment or Commitment Percentage, or
     (vii) releases or waives any guaranty of the Borrower Obligations or indemnifications provided in the Credit Documents;
     and provided, further, that without the consent of the Administrative Agent, no such action shall amend, modify or waive any provision of this Section 11 or any other provisions of any Credit Document which relates to the rights or obligations of the Administrative Agent.
     Notwithstanding the foregoing, in the event that the Borrower or Administrative Agent requests any consent, waiver or approval under this Agreement or any other Credit Document, or an amendment or modification hereof or thereof, and one or more Lenders determine not to consent or agree to such consent, waiver, approval, amendment or modification, then the Lender then acting as Administrative Agent hereunder shall have the right to purchase the Commitment of such non-consenting Lender(s) at a purchase price equal to the then outstanding amount of principal, interest and fees then owing to such Lender(s) by the Borrower hereunder, and such non-consenting Lender(s) shall immediately upon request, sell and assign its Commitment and all of its other right, title and interest in the Loans and other Borrower Obligations to the Lender then acting as Administrative Agent pursuant to an Assignment and Assumption (provided that the selling Lender(s) shall not be responsible to pay any assignment fee in connection therewith).
     11.20 Deemed Consent or Approval. With respect to any requested amendment, waiver, consent or other action which requires the approval of the Required Lenders or all of the Lenders, as the case may be in accordance with the terms of this Agreement, or if the Administrative Agent is required hereunder to seek or desires to seek, the approval of the Required Lenders or all of the Lenders, as the case may be, prior to undertaking a particular action or course of conduct, the Administrative Agent in each such case shall provide each Lender with written notice of any such request for amendment, waiver or consent or any other requested or proposed action or course of conduct, accompanied by such detailed background information and explanations as may be reasonably necessary to determine whether to approve or disapprove such amendment, waiver, consent or other action or course of conduct, the Administrative Agent may (but shall not be required to) include in any such notice, printed in capital letters or boldface type a legend substantially to the following effect:
“THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE, FAILURE TO RESPOND WITHIN TEN (10) CALENDAR DAYS FROM THE RECEIPT OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE ACTION REQUESTED BY THE BORROWER OR THE COURSE OF CONDUCT PROPOSED BY THE ADMINISTRATIVE AGENT AND RECITED ABOVE.”

If the foregoing legend is included by the Administrative Agent in its communication, a Lender shall be deemed to have approved or consented to such action or course of conduct for all purposes hereunder if such Lender fails to object to such action or course of conduct by written notice to the Administrative Agent within ten (10) calendar days of such Lender’s receipt of such notice.
     11.21 Borrower Indemnification of Lenders. In addition to the indemnifications provided by Borrower to the Lenders otherwise provided herein or in any other Credit Document, Borrower shall also indemnify Administrative Agent and Lenders against any liability, cost or expense (including, without limitation, reasonable attorneys’ fees and costs) incurred by the Administrative Agent and Lenders as a result of any Environmental Claim related to any real estate or other assets held by the Borrower or any other member of the Combined Group, provided that the same are not due to the fraud or gross negligence of Administrative Agent or any Lender. The Borrower will indemnify the Administrative Agent and Lenders against any liability, cost or expense (including, without limitation, reasonable attorneys’ fees and costs) incurred by the Administrative Agent and Lenders as a result of lawsuits and litigation that may arise in connection with the activities of Borrower or any other member of the Combined Group, provided that the same are not due to the fraud or gross negligence of Administrative Agent or any Lender.
     All indemnification provided by Borrower to Administrative Agent and Lenders, including without limitation the aforementioned indemnifications, shall survive and continue for the benefit of the indemnities thereunder, notwithstanding any termination of the Facility or payment in full of the obligations thereunder and hereunder.
     11.22 Borrower’s Communication with Lenders. Notwithstanding anything to the contrary contained in this Agreement, prior to the occurrence of an Event of Default, Borrower shall be entitled to rely on its communications with the Administrative Agent as the agent of the Lenders, and may, but shall not be required to, communicate separately with any Lender with respect to the Facility.
12. GENERAL PROVISIONS.
     12.1 Notices. Any notice or other communication in connection with this Agreement, the Notes, or any of the other Credit Documents, shall be in writing, and (i) deposited in the United States Mail, postage prepaid, by registered or certified mail, (ii) hand delivered by any commercially recognized courier service or overnight delivery service such as Federal Express, or (iii) sent by facsimile transmission, if a FAX Number is designated below, provided a copy is also contemporaneously sent by any commercially recognized courier service or overnight delivery service such as Federal Express addressed:

If to Borrower:

Hines REIT Properties, L.P.
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

FAX Number: (713) 966-2636
Attention: Charles M. Baughn
     with copies by regular mail or such hand delivery or facsimile transmission to:

Hines REIT Properties, L.P.
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
FAX Number: (713) 966-7851
Attention: Charles N. Hazen

and

Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980
FAX Number: (214) 953-6503
Attention: Curt Anderson, Esquire

If to Administrative Agent:

KeyBank National Association
101 Federal Street
Boston, Massachusetts 02110
FAX Number: (617) 204-5769
Attention: Mr. John J. Murphy, Vice President

and

KeyBank National Association
127 Public Square, 2nd Floor
Cleveland, Ohio 44114-1306
FAX Number: (216) 689-5681
Attention: Robert C. Bowes, Esquire
General Counsel
     with copies by regular mail or such hand delivery or facsimile transmission to:

Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, Massachusetts 02110
FAX Number: (617) 574-7607
Attention: James H. Lerner, Esquire

If to Lenders:

KeyBank National Association
101 Federal Street
Boston, Massachusetts 02110
FAX Number: (617) 204-5769
Attention: Mr. John J. Murphy, Vice President
     with a copy by regular mail or such hand delivery to:

Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, Massachusetts 02110
FAX Number: (617) 574-7607
Attention: James H. Lerner, Esquire
     and to such addresses as are set forth in any Assignment and Acceptance.
     Any such addressee may change its address for such notices to such other address in the United States as such addressee shall have specified by written notice given as set forth above. All periods of notice shall be measured from the deemed date of delivery as set forth in the next succeeding paragraph.
     A notice shall be deemed to have been given, delivered and received for the purposes of all Credit Documents upon the earliest of: (i) if sent by such certified or registered mail, on the third Business Day following the date of postmark, or (ii) if hand delivered at the specified address by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day, or (iii) if so mailed, on the date of actual receipt as evidenced by the return receipt, or (iv) if so delivered, upon actual receipt, or (v) if facsimile transmission is a permitted means of giving notice, upon receipt as evidenced by electronic confirmation from the sender’s fax machine of successful transmission if received during normal business hours during a Business Day and otherwise on the next Business Day.
     12.2 Limitations on Assignment. Borrower may not assign this Agreement or the monies due thereunder without the prior written consent of Administrative Agent and the Required Lenders in each instance.
     12.3 Further Assurance. Borrower shall upon request from Administrative Agent or any Lender from time to time execute, seal, acknowledge and deliver such further instruments or documents which Administrative Agent or any Lender may reasonably require to better perfect and confirm its rights and remedies hereunder, under the Notes, and under each of the other Credit Documents,
     12.4 Parties Bound. The provisions of this Agreement and of each of the other Credit Documents shall be binding upon and inure to the benefit of Borrower, Administrative Agent and each of the Lenders and their respective successors and assigns, except as otherwise prohibited by this Agreement or any of the other Credit Documents.

     This Agreement is a contract by and among Borrower, Administrative Agent and each of the Lenders for their mutual benefit, and no third person shall have any right, claim or interest against either Administrative Agent, or any Lender or Borrower by virtue of any provision hereof.
     12.5 Waivers and Extensions. Notwithstanding any contrary provision herein or in any other Credit Document, Administrative Agent may, unless otherwise directed by the Required Lenders or the same requires unanimous consent of the Lenders pursuant to Section 11.19 hereof, at any time and from time to time waive any one or more of the conditions contained herein or in any of the other Credit Documents, or extend the time of payment of any Loan, but any such waiver or extension shall be deemed to be made in pursuance and not in modification hereof, and any such waiver in any instance, or under any particular circumstance, shall not be considered a waiver of such condition in any other instance or any other circumstance.
     12.6 Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.
12.6.1 Substantial Relationship. It is understood and agreed that all of the Credit Documents were negotiated, executed and delivered in the Commonwealth of Massachusetts, which Commonwealth the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Credit Documents.
12.6.2 Place of Delivery. Borrower agrees to furnish to Administrative Agent at the Administrative Agent’s office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder.
12.6.3 Governing Law. This Agreement and each of the other Credit Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.
12.6.4 Consent to Jurisdiction. Borrower hereby consents to personal jurisdiction in any state or Federal court located within the Commonwealth of Massachusetts.
12.6.5 JURY TRIAL WAIVER. BORROWER, ADMINISTRATIVE AGENT, AND EACH OF THE LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BORROWER, ADMINISTRATIVE AGENT AND EACH OF THE LENDERS TO ENTER INTO THE TRANSACTIONS CONTEMPLATED HEREBY.

     12.7 Survival. All representations, warranties, covenants and agreements of Borrower provided herein or in any other Credit Document, or in any notice, certificate, or other paper delivered by or on behalf of Borrower pursuant hereto are significant and shall be deemed to have been relied upon by Administrative Agent and each of the Lenders notwithstanding any investigation made by Administrative Agent or any Lender or on its behalf and shall survive the delivery of the Credit Documents and the making of the Facility and each advance pursuant thereto. No review or approval by Administrative Agent, or any Lender, or by Lenders’ consultants or any representatives, of any plans and specifications, opinion letters, certificates by professionals or other item of any nature shall relieve Borrower or anyone else of any of the obligations, warranties or representations made by or on behalf of Borrower under any one or more of the Credit Documents.
     12.8 Cumulative Rights. All of the rights of Administrative Agent and the Lenders hereunder and under each of the other Credit Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Administrative Agent may determine in its sole judgment.
     12.9 Claims Against Administrative Agent or the Lenders.
12.9.1 Borrower Must Notify. Administrative Agent and each of the Lenders shall not be in default under this Agreement, or under any other Credit Document, unless a notice specifically setting forth the claim of Borrower shall have been given to Administrative Agent and each of the Lenders within thirty (30) days after Borrower first had actual knowledge or actual notice of the occurrence of the event which Borrower alleges gave rise to such claim and Administrative Agent and each of the Lenders do not remedy or cure the default, if any there be, with reasonable promptness thereafter.
12.9.2 Remedies. If it is determined by the final order of a court of competent jurisdiction, which is not subject to further appeal, that Administrative Agent, the Issuing Lender or any Lender has breached any of their respective obligations under the Credit Documents and has not remedied or cured the same with reasonable promptness following notice thereof as required above, the Administrative Agent’s, the Issuing Lender’s and the Lenders’ responsibilities shall be limited to: (i) where the breach consists of the failure to grant consent or give approval in violation of the terms and requirements of a Credit Document, the obligation to grant such consent or give such approval and to pay Borrower’s reasonable costs and expenses including, without limitation, reasonable attorneys’ fees and disbursements in connection with such court proceedings; (ii) where the breach consists of the failure to make a Loan or issue a Letter of Credit, the obligation to make such Loan or issue such Letter of Credit and to pay Borrower’s reasonable costs and expenses including, without limitation, reasonable attorneys’ fees and disbursements in connection with such court proceedings; and (iii) in the case of any default by Administrative Agent, the Issuing Lender or any Lender, where it is also so determined that Administrative Agent, the Issuing Lender or any Lender acted in bad faith, or that Administrative Agent’s, the Issuing

Lender’s or any Lenders’ default constituted gross negligence or willful misconduct, the payment of any actual, direct, compensatory damages sustained by Borrower as a result thereof plus Borrower’s reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements in connection with such court proceedings.
12.9.3 Limitations. In no event, however, shall Administrative Agent, the Issuing Lender or the Lenders be liable to Borrower or to anyone else for other damages such as, but not limited to, indirect, speculative or punitive damages whatever the nature of the breach by Administrative Agent, the Issuing Lender or any Lender of its obligations under this Agreement or under any of the other Credit Documents. In no event shall Administrative Agent, the Issuing Lender or any Lender be liable to Borrower or to anyone else unless a notice specifically setting forth the claim of Borrower shall have been given to Administrative Agent, the Issuing Lender and each of the Lenders within the time period specified above.
     12.10 Obligations Absolute. Except to the extent prohibited by applicable law which cannot be waived, the Borrower Obligations shall be absolute, unconditional and irrevocable and shall be paid and/or performed strictly in accordance with the terms of the Credit Documents under all circumstances whatsoever, including, without limitation, the existence of any claim, set off, defense or other right which Borrower may have at any time against Administrative Agent or any Lender whether in connection with the Facility or any unrelated transaction.
     12.11 Table of Contents, Title and Headings; Exhibits and Schedules. Any table of contents and the titles and the headings of sections are not parts of this Agreement or any other Credit Document and shall not be deemed to affect the meaning or construction of any of their provisions. All exhibits and schedules attached hereto or made a part hereof are incorporated by reference and constitute a part of this Agreement.
     12.12 Counterparts. This Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of this Agreement is sought.
     12.13 Integration. This Agreement, together with the other Credit Documents, comprises the complete and integrated agreement of the parties to the Credit Documents on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Notwithstanding the foregoing, this Section 12.13 shall not be interpreted as integrating or superseding any agreements or understandings relating to the refinancing of the Facility or any portion of the Borrower’s Obligations hereunder pursuant to a separate agreement by one or more of the parties hereto.
     12.14 Time Of the Essence. Time is of the essence of each provision of this Agreement and each other Credit Document.

     12.15 No Oral Change. This Agreement and each of the other Credit Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Credit Document, is required to be bound by changes without such party’s assent). In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Agreement or any of the other Credit Documents.
     12.16 Monthly Statements. While Administrative Agent may issue invoices or other statements on a monthly or periodic basis (a “Statement”), it is expressly acknowledged and agreed that, subject to the terms of Section 2.3.13 above: (i) the failure of Administrative Agent to issue any Statement on one or more occasions shall not affect Borrower’s obligations to make payments under the Credit Documents as and when due; (ii) the inaccuracy of any Statement shall not be binding upon Administrative Agent and Borrower shall always remain obligated to pay the full amount(s) required under the Credit Documents as and when due notwithstanding any provision to the contrary contained in any Statement; (iii) all Statements are issued for informational purposes only and shall never constitute any type of offer, acceptance, modification, or waiver of the Credit Documents or any of Administrative Agent’s or any Lender’s rights or remedies thereunder; and (iv) in no event shall any Statement serve as the basis for, or a component of, any course of dealing, course of conduct, or trade practice which would modify, alter, or otherwise affect the express written terms of the Credit Documents.
     12.17 Indemnification. The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Issuing Lender and each of the Lenders and the shareholders, directors, agents, officers, subsidiaries and affiliates of the Administrative Agent, the Issuing Lender and each of the Lenders from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, settlement payments, obligations, damages and expenses of every nature and character in connection therewith, arising out of this Agreement or any of the other Credit Documents or the transactions contemplated hereby or thereby or which otherwise arise in connection with the financing, including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, and any claims, demand, liabilities, damages, losses, costs, charges and expenses (including, reasonable attorneys’ fees) that Issuing Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any Government Acts; provided, however, that the Borrower shall not be obligated under this Section 12.17 to indemnify any Person for (x) liabilities arising from such Person’s own gross negligence, willful misconduct or breach of this Agreement, as finally determined by a court of competent jurisdiction, (y) as to any dispute to the extent the same is exclusively among the Lenders and/or the Issuing Lender, or (z) any insolvency of a Lender or the Issuing Lender if the same is caused by such Lender or the Issuing Lender being a party to the Credit Documents. If and to the extent that the obligations of the Borrower under this Section 12.17 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 12.17 shall survive the repayment of the amounts owing under the Notes and this Agreement and the termination of this Agreement and the obligations of the Issuing Lender and Lenders hereunder and shall continue in full force and effect as long as the possibility of any such claim, action, cause of action or suit exists.
     12.18 Titled Agents. Each of the titled agents (other than the Administrative Agent) in each such respective capacity assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles of “Co-Syndication Agent” and “Co-Documentation Agent” are solely honorific and imply no fiduciary responsibility on the part of such titled agents to the Administrative Agent, the Borrower or any Lender and the use of such titles does not impose on such titled agents any duties or obligations greater than those of any other Lender or entitle such titled agents to any rights other than those to which any other Lender is entitled.
[Signature pages follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.

BORROWER:

HINES REIT PROPERTIES, L.P., a Delaware
limited partnership

By:		Hines Real Estate Investment Trust, Inc., a
Maryland corporation, its general partner

	By:	/s/ Charles N. Hazen

Name: Charles N. Hazen
Title: President

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By:		/s/ Michael M. Pomposelli

Name: Michael M. Pomposelli
Title: Relationship Manager

ISSUING LENDER:

KEYBANK NATIONAL ASSOCIATION,
as Issung Lender

By:		/s/ Michael M. Pomposelli

Name: Michael M. Pomposelli
Title: Relationship Manager
[Signature Page to Credit Agreement; Signatures Continue on Following Page]

LENDERS:

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Julia Y. Sudduth

Name: Julia Y. Sudduth
Title: Vice President

COMMERZBANK AG, NEW YORK AND
GRAND CAYMAN BRANCHES

By:	/s/ David Goldman

Name: David Goldman
Title: Vice President

By:	/s/ Judy Tam

Name: Judy Tam
Title: Assistant Vice President

GMAC COMMERCIAL MORTGAGE
CORPORATION, a California corporation

By	/s/ Robin A. Odland

Name: Robin A. Odland
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Michael M. Pomposelli

Name: Michael M. Pomposelli
Title: Relationship Manager
[Signature Page to Credit Agreement; Signatures Continue on Following Page]

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Julie Anne Thick

Name: Julie Anne Thick
Title: Senior Vice President

SOVEREIGN BANK

By:	/s/ Katherine Felpel

Name: Katherine Felpel
Title: Assistant Vice President

WACHOVIA BANK, NATIONAL
ASSOCIATION

By:	/s/ Renald Ferrovecchio

Name: Renald Ferrovecchio
Title: Vice President
[Signature Page to Credit Agreement]

EXHIBITS:

		Section Reference Number
Exhibit A	Definitions	1.1

Exhibit B	Assets, Funded Debt; Subsidiaries	6.13, 6.16, 6.18, 7.2.13 and 7.5

Exhibit C	Authorized Representatives	4

Exhibit D	Form of Assignment and Acceptance	11.15.1

Exhibit E	Lenders’ Commitment	2.1(a)

Exhibit F	Form of Note	2.1(B)

Exhibit G	Form of Certificate	7.2.6

Exhibit H	Form of Direction Letter	3.1, 3.3 and 7.2.8

Exhibit I	Form of Notice of Borrowing	2.1(c)

Exhibit J	Environmental Notices	6.15

Exhibit K	Portfolio Investments	3.2

Exhibit L	Pro Forma Reduction Calculation	3.2 (g)

EXHIBIT A TO AGREEMENT
DEFINITIONS
     Additional Commitment Date as defined in Section 2.1(e)(ii).
     Additional Commitments as defined in Section 2.1(e)(i).
     Additional Lenders as defined in Section 2.1(e)(iii).
     Additional Loan Amount means up to the amount, if any, by which the aggregate Commitments are increased pursuant to Section 2.1(e) hereof; provided that such amount shall not exceed One Hundred Ten Million Dollars ($110,000,000.00).
     Adjusted Federal Funds Rate means the Federal Funds Rate plus fifty (50) basis points.
     Adjusted LIBOR Rate means the LIBOR Rate plus the Applicable Margin.
     Administrative Agent means KeyBank National Association acting as agent for the Lenders.
     Agreement as defined in the Preamble.
     Applicable Lending Office means, for each Lender, the office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice as the office by which its LIBOR Loans are made and maintained.
     Applicable Margin means (a) 150 basis points if the ratio of Funded Debt to Total Asset Value is equal to or less than fifty percent (50%), (b) 175 basis points if the ratio of Funded Debt to Total Asset Value is equal to or less than fifty-five percent (55%), (c) 200 basis points if the ratio of Funded Debt to Total Asset Value is equal to or less than sixty percent (60%), (d) 225 basis points if the ratio of Funded Debt to Total Asset Value is equal to or less than sixty-five percent (65%) and (e) 250 basis points if the ratio of Funded Debt to Total Asset Value is equal to or less than seventy percent (70%). The Applicable Margin shall be calculated in connection with the delivery of and included in the certificate delivered pursuant to Section 7.2.6 hereof, with any change in the Applicable Margin taking effect on the first day of the first month immediately following the date of delivery to Administrative Agent of such certificate.
     Appraised Asset Value means the aggregate fair market value of the Portfolio Assets as reflected in the most recent MAI Appraisals for each Portfolio Asset; provided that in the event an MAI Appraisal is not available for a Portfolio Asset at the time of the calculation of the aggregate fair market value of the Portfolio Assets, the fair market value of such Portfolio Asset shall be equal to the value based upon (i) the cost of acquiring the Asset, which costs shall include the purchase price, financing costs, and fees, expenses and costs relating thereto, including fees and expenses of counsel; or (ii) to the extent available, (a) the annualized amount of a Portfolio Asset’s net operating income based on the two (2) most recently completed full fiscal quarters, less $0.50 per square foot of such Portfolio Asset’s leaseable space, divided by (b) a capitalization rate of (x) 8.50% for “non-core” Portfolio Assets, or (y) 7.50% for “core” Portfolio Assets (including Portfolio Assets in which the Core Fund invests). For the avoidance of doubt, notwithstanding anything to contrary contained herein, once an MAI Appraisal is available for a Portfolio Asset, the fair market value for such Portfolio Asset shall be as reflected in the most recent MAI Appraisal, and Borrower shall use best efforts to obtain updates thereto on an annual basis at Borrower’s sole cost and expense.
     Assets means the real property owned in fee by Borrower or any other member of the Combined Group.
     Assignment and Acceptance as defined in Section 11.15.1.
     Authorized Representatives as defined in Section 4 and listed on Exhibit C.
     Available For Distribution means that the amount in question (i) has been or is being distributed to Borrower or (ii) upon the request of Borrower will be distributed to Borrower without restriction, deduction or offset.
     Banking Day means a day on which banks are not required or authorized by law to close in the city in which Administrative Agent’s principal office is situated.
     Bankruptcy Code means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.
     Borrower as defined in the Preamble.
     Borrower Escrow Account means that certain interest-bearing account established with KeyBank National Association in the name of KeyBank National Association, as escrow agent for Borrower, or such other escrow account as might be approved by Administrative Agent in its sole discretion, as more particularly described in Section 3.3.
     Borrower Obligations means, without duplication, all of the obligations of the Borrower to the Lenders, the Issuing Lender and the Administrative Agent, whenever arising, under this Agreement, the Notes, or any of the other Credit Documents to which the Borrower is a party.
     Borrower’s Ownership Interests as defined in Section 3.2(e).
     Borrower’s Pro Rata Share means, as to any referenced Subsidiary or other Portfolio Investment Entity, or any Portfolio Assets, Indebtedness or other assets, liabilities, revenues, earnings, costs and/or other interests, the greater of (1) Borrower’s direct or indirect percentage ownership interest therein, or (2) in the case of Indebtedness, the amount thereof that is recourse to the Borrower.
     Business Day means any day of the year on which offices of KeyBank National Association are not required or authorized by law to be closed for business in Boston, Massachusetts. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no “February 30th”), the payment shall be due on the last Business Day of the calendar month.
     Change of Control means (i) any failure by the investment advisor for the General Partner to be a Controlled Subsidiary of Hines Interests Limited Partnership (“HILP”); (ii) any failure by HILP to be Controlled, directly or indirectly, and majority-owned, directly or indirectly by Jeffrey C. Hines, Gerald D. Hines, their parents, brothers and sisters, and the spouses, children, grandchildren (natural or adopted) of any of the foregoing, the estate of Jeffrey C. Hines and/or Gerald D. Hines, any trust for any of the foregoing, and/or any entity owned by any combination of the foregoing; or (iii) any failure by the Borrower to be Controlled by the General Partner.
     Closing Date means the date hereof.
     Code means the Internal Revenue Code of 1986 and the rules and regulations issued or promulgated thereunder, as amended, modified, succeeded or replaced from time to time. References to specific sections of the Code shall be construed also to refer to any successor sections.
     Collateral. The term “Collateral” shall mean and include the following property, wherever located:
(a)	all of Borrower’s right, title and interest (including, without limitation, Borrower’s voting rights) in any interest in each Portfolio Investment described on Exhibit K as “Pledged Interests” (all interests in Portfolio Investments included in the Collateral pursuant to this clause (a) or clause (b) below are referred to herein as “Pledged Interests”);

(b)	all Portfolio Investments acquired by Borrower after the Closing Date; provided, however, that, if the terms of any third party financing proposed to be obtained in connection with the acquisition of any Portfolio Asset relating to any such Portfolio Investment would prohibit Borrower from pledging in favor of Administrative Agent on behalf of Lenders one hundred percent (100%) of such Portfolio Investment, then only that portion of such Portfolio Investment that is permitted to be pledged under the terms of such financing (and, in each case, to the greatest extent so permitted) shall be included in the Collateral; provided further, however, that in no event shall less than forty nine percent (49%) of such Portfolio Investment be included in the Collateral without the consent of Administrative Agent on behalf of Lenders, such consent not to be unreasonably withheld or delayed;

(c)	all certificates or other instruments, if any, representing a Pledged Interest;

(d)	all Borrower’s income, cash flow, rights of distribution, dividends, interest, proceeds, accounts, fees, profits, or other rights to payment which in any way relate to or arise out of the Pledged Interests;

(e)	all rights of access arising from the Pledged Interests to books, records, information and electronically stored data relating to any of the foregoing; and

(f)	the Borrower Escrow Account, including all funds deposited therein pursuant to Section 3.3 of this Agreement and any income earned on such funds.
     Combined Group means the Borrower, the Core Fund and each Subsidiary of Borrower from time to time.
     Commitment means, (i) with respect to each Lender, the Revolving Commitment of such Lender and (ii) with respect to the Issuing Lender, the LOC Commitment.
     Commitment Fee as defined in Section 2.4.
     Commitment Increase as defined in Section 2.1(e)(i).
     Commitment Percentage means, for each Lender, the percentage identified as its Commitment Percentage on Exhibit E as such percentage may be modified by assignment in accordance with the terms of this Agreement.
     Committed Amount means the Maximum Loan Amount.
     Consolidated Leverage Ratio means the ratio, expressed as a percentage, of Funded Debt (including, without limitation, the outstanding balance under the Facility) over Total Asset Value.
     Control and Controlled (and grammatical variations thereof) mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a referenced Person and direct the day-to-day operations of such Person, whether through the ownership of voting interests of such Person, by contract or otherwise.
     Core Fund means Hines-Sumisei U.S. Core Office Fund, L.P., a Delaware limited partnership.
     Credit Documents as defined in Section 3.1.
     Default means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default, as more particularly defined in Section 9.
     Default Rate means the Variable Rate plus 4% per annum.
     Delinquent Lender as defined in Section 11.13.
     Direction Letters means the letters delivered by Borrower to Administrative Agent pursuant to which Portfolio Investment Entities that are not controlled by affiliates of Borrower are directed to make distributions with respect to Portfolio Investments substantially in the form of Exhibit H.

     Dollars means lawful money of the United States.
     EBITDA means Net Operating Income less the sum of (x) all general and administrative fees and expenses actually paid and asset management fees paid in cash by Borrower plus (y) Borrower’s Pro Rata Share of (A) all administrative fees and expenses actually paid by any Portfolio Investment Entity or any Person in which any Portfolio Investment Entity has a direct or indirect interest, and (B) asset management fees paid in cash by any Portfolio Investment Entity or any Person in which any Portfolio Investment Entity has a direct or indirect interest, in each case to the extent Borrower is directly or indirectly subject thereto. (For example, asset management fees paid by the Core Fund are not included in this calculation, because the Borrower does not bear any of the cost of any such asset management fees in respect of its interest in the Core Fund.) For the avoidance of doubt, the calculation of EBITDA provided for in this definition shall not duplicate the deduction of any expenses accounted for in the definition of Net Operating Income and shall not include any organizational or offering expenses paid from offering proceeds.
     Eligible Assignee means any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000 calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (d) the central bank of any country which is a member of the OECD which has total assets in excess of $1,000,000,000.
     Environmental Claim means any investigation, written notice, violation, written demand, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged environmental damage, injury, threat, or harm to health, safety, natural resources, or the environment.
     Environmental Indemnity has the meaning assigned in Section 5.5.
     Environmental Law(s) means any current or future requirement of any Governmental Authority pertaining to (a) in connection with Hazardous Materials or environmental matters, the protection of health, safety, and the indoor or outdoor environment, (b) in connection with Hazardous Materials or environmental matters, the conservation, management, or use of natural resources and wildlife, (c) in connection with Hazardous Materials or environmental matters, the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any

Hazardous Material or (e) pollution (including, without limitation, any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq. (to the extent only that the same relates to environmental matters), Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 111001 et seq. (to the extent only that the same relates to environmental matters), National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or binding directive issued thereunder.
     ERISA as defined in Section 6.8.
     Event of Default as defined in Section 9.1.
     Extension Term as defined in Section 2.2.
     Facility as defined in Section 1.3.
     Federal Funds Rate means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.
     Fee Letter means the fee and expense letter of even date between the Administrative Agent and the Borrower.
     Fees means all fees payable pursuant to Section 2.4.
     Fixed Charges means, for any period, the sum of (i) Interest Expense, plus (ii) principal amortization of any Indebtedness of Borrower and Borrower’s Pro Rate Share of any principal amortization of any Indebtedness of any Portfolio Entity or any Person in which any Portfolio Entity has a direct or indirect interest, plus (iii) dividends on preferred stock issued by Borrower and Borrower’s Pro Rata Share of dividends on preferred stock issued by any Portfolio Entity or any Person in which any Portfolio Entity has a direct or indirect interest, in each case during such period.

     Funded Debt means, as of any date, all Indebtedness and Guaranty Obligations of Borrower and Borrower’s Pro Rata Share of all Indebtedness and Guaranty Obligations of the Portfolio Investment Entities and of all Persons in which any Portfolio Investment Entity has a direct or indirect interest as of such date; provided, that Funded Debt shall not include any (i) Indebtedness, Liens or other obligations under the Term Loan Agreement dated as of June 28, 2005 by and between Borrower and KeyBank National Association, as amended by a certain First Amendment to Term Loan Agreement dated as of August 23, 2005 (as amended, the “Term Loan Agreement”), the $75,000,000 promissory note issued by Borrower to KeyBank National Association under the Term Loan Agreement or any other credit documents executed in connection therewith, all outstanding obligations of which are being repaid in full with the proceeds of the initial Loans on the Closing Date, or (ii) liabilities shown on the Borrower’s balance sheet as “due to affiliates” that are subordinate to the Facility.
     Funded Debt Documents as defined in Section 6.16.
     Future Commitment as defined in Section 11.13.
     GAAP means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.4, and, with respect to assets located outside the United States, subject to generally accepted accounting principles as applied in the jurisdiction where such foreign assets are located.
     General Partner means the general partner of the Borrower, as such general partner is identified in Section 6.6.3.
     Government Acts means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority which causes the Issuing Lender to fail to honor a drawing under a Letter of Credit.
     Governmental Authority means any federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.
     Guarantor means Hines Real Estate Investment Trust, Inc., a Maryland corporation.
     Guaranty means that certain Unconditional Guaranty of Payment and Performance dated of even date herewith and executed by Guarantor in favor of Administrative Agent and the Lenders.
     Guaranty Obligations means any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor; (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such

Indebtedness or obligation, or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof.
     Hazardous Materials means and includes asbestos, flammable materials, explosives, radioactive substances, polychlorinated biphenyls, radioactive substances, other carcinogens, oil and other petroleum products, pollutants or contaminants that could be a detriment to the environment, and any other hazardous or toxic materials, wastes, or substances which are defined, determined or identified as such in any past, present or future Environmental Laws.
     Increase Date as defined in Section 2.1(e)(v).
     Increase Notice as defined in Section 2.1(e)(i).
     Increasing Lender as defined in Section 2.1(e)(ii).
     Indebtedness means, with respect to any Person at any time, without duplication, (a) all indebtedness for borrowed money outstanding at such time, (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown to be a liability (or on the liability side of a balance sheet) at such time, (c) all Guaranty Obligations of such Person outstanding at such time, (d) the maximum amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and not reimbursed at such time, (e) all capitalized lease obligations outstanding at such time, (f) all Indebtedness of another Person outstanding at such time secured by any Lien on any property of such Person, whether or not such Indebtedness has been assumed (limited to the greater of (i) the amount of such Indebtedness as to which there is recourse to such Person at such time and (ii) the fair market value of the property which is subject to the Lien), (g) all obligations existing at such time under take-or-pay or similar arrangements or under interest rate, currency, or commodities agreements, (h) indebtedness outstanding at such time created or arising under any conditional sale or title retention agreement, (i) obligations of such Person outstanding at such time with respect to withdrawal liability or insufficiency under ERISA or under any Plan and (j) the principal portion of all obligations of such Person outstanding at such time under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; provided, however, that Indebtedness shall not include trade payables and accrued expenses arising or incurred in the ordinary course of business. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated with respect thereto (to the extent of such obligation) and shall include all Indebtedness of such Person under this Agreement.
     Individual Lender Litigation Expenses means all costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred by any individual Lender in any litigation concerning the Facility in which such Lender has been named as a party defendant, but only to the extent such costs and expenses are reimbursable to such Lender by the Borrower under the Credit Documents.

     Interest Expense means, for any period, the aggregate amount of interest paid by Borrower during such period on any Indebtedness of Borrower (including the Facility) plus Borrower’s Pro Rata Share of all interest paid during such period on any Indebtedness of any Portfolio Investment Entity or of any Person in which a Portfolio Investment Entity has a direct or indirect interest.
     Interest Payment Date means (a) as to Variable Rate Loans, the last day of each calendar month and the Maturity Date, and (b) as to LIBOR Loans, the last day of each calendar month and the Maturity Date; provided, however, if such day is not a Business Day, then the Interest Payment Date shall be (x) as to the Variable Rate Loans, the next day following that is a Business Day and (y) as to LIBOR Loans, the next day following that is a Business Day unless such Business Day is in the next calendar month in which case the Interest Payment Date shall be the immediately preceding Business Day.
     Interest Period.
     (A) The term “Interest Period” means with respect to each LIBOR Loan: a period of one (1), two (2), or three (3) consecutive months, subject to availability, as selected, or deemed selected, by Borrower at least three (3) Business Days prior to the Loan, or if a Loan is already outstanding, at least three (3) Business Days prior to the end of the current Interest Period with respect to that Loan. Each such Interest Period shall commence on the Business Day so selected, or deemed selected, by Borrower and shall end on the numerically corresponding day in the first, second, or third month thereafter, as applicable. Provided, however: (i) if there is no such numerically corresponding day, such Interest Period shall end on the last Business Day of the applicable month, (ii) if the last day of such an Interest Period would otherwise occur on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; but (iii) if such extension would otherwise cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day.
     (B) The term “Interest Period” shall mean with respect to each Variable Rate Loan consecutive periods of one (1) day each.
     (C) No Interest Period may be selected which would extend beyond the then current Maturity Date of the Facility (as actually extended).
     Investment shall mean the acquisition of any real or tangible personal property, stock or other interest (whether economic, legal or beneficial and whether direct or indirect), security, loan, advance, bank deposit, money market fund, contribution to capital, extension of credit (except for accounts receivable arising in the ordinary course of business and payable in accordance with customary terms), or purchase or commitment or option to purchase or otherwise acquire real estate or tangible personal property or stock or other interests or securities of any party or any part of the business or assets comprising such business, or any part thereof.
     Issuing Lender means KeyBank National Association.
     Issuing Lender Fees as defined in Section 2.4(b)(ii).
     Late Charges as defined in Section 2.3.15.

     Legal Requirements means all applicable federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, including, but not limited to, those applicable to zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped, and environmental matters and shall also include all orders and directives of any court, governmental agency or authority having or claiming jurisdiction with respect thereto.
     Lenders as defined in the Preamble and including, without limitation, the Issuing Lender.
     Letter of Credit means any letter of credit issued by the Issuing Lender in accordance with the terms of Section 2.1.1.
     LIBOR Rate Loan or LIBOR Loan means any principal outstanding under this Agreement which bears interest at a rate determined by the LIBOR Rate.
     LIBOR Rate means, as applicable to any LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Loan as selected by Lender. The principal London office of each of the four major London banks will be required to provide a quotation of its U.S. dollars deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Banking Days preceding the first day of such LIBOR Loan. In the event that Lender is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate for a LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR Rate deposits of Lender, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. “Reserve Percentage” shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against “Euro-Currency Liabilities” as defined in Regulation D.
     Lien means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any financing or similar statement or notice perfecting a security interest under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction, or other similar recording or notice statute, and any lease in the nature thereof. Provided, however, liens for the payment of real estate taxes and for other state, municipal or utility charges shall not be considered “Liens” for purposes of the Facility to the extent that such liens relate to taxes and other charges that are not then due and payable.
     Liquidation Proceeds means, without duplication, the proceeds and cash recovered by or paid to Administrative Agent and the Lenders during an Event of Default.
     Loan or Loans as defined in Section 2.1(a).
     LOC Commitment means the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.
     LOC Committed Amount means Twenty Million Dollars ($20,000,000.00).
     LOC Documents means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith or relating thereto, and any application therefor.
     LOC Obligations means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower pursuant to Section 2.1.1(d).
     London Banking Day means any day on which dealings in deposits in Dollars are transacted in the London interbank market.
     MAI Appraisal means real property appraisal(s) of the value of any Portfolio Asset, determined on a market value basis, performed and prepared, impartially by an independent MAI qualified appraiser(s) that is reasonably acceptable to the Administrative Agent, (provided, however, CB Richard Ellis and Cushman & Wakefield shall be deemed acceptable for the purposes hereof). Each such MAI Appraisal shall have been prepared in accordance with the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.
     Mandatory Prepayments as defined in Section 2.3.10(b)(i).
     Make Whole Provision as set forth in Section 2.3.16.
     Material Adverse Effect means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Borrower, (ii) the ability of the Borrower to perform any material obligation under the Credit Documents to which it is a party, or (iii) the material rights and remedies of the Administrative Agent or any Lender under the Credit Documents.

     Maturity shall mean the Maturity Date, or in any instance, upon acceleration of the indebtedness under the Facility, if such indebtedness has been accelerated by Administrative Agent.
     Maturity Date as defined in Section 2.2.
     Maximum Loan Amount means One Hundred Forty Million Dollars ($140,000,000.00) or, if, as and when the Additional Loan Amount is made a part of the Facility pursuant to Section 2.1(e), One Hundred Forty Million Dollars ($140,000,000.00) plus the Additional Loan Amount, as the same may be reduced pursuant to the terms of this Agreement.
     Net Cash Flow means, for any period and without duplication, the sum of (a) dividends in connection with marketable securities owned by Borrower and interest income earned by Borrower on its cash and Investments plus (b) the portion of the following amount (without duplication) that is Available for Distribution to Borrower from its Investments: (i) Borrower’s Pro Rata Share of all cash received from all of Borrower’s Investments, including without limitation, all rents, common area maintenance charges, insurance premiums and tax reimbursements and proceeds from rental interruption insurance, but specifically excluding any proceeds from any casualty or condemnation related to, or from the refinancing of or the sale or other disposition of, any of Borrower’s Investments (unless approved by Administrative Agent and other than where the primary business of a Portfolio Investment Entity is the sale of individual residential condominiums or units; with respect to the sale of individual residential condominiums or units actually closed during the applicable quarter, Net Cash Flow shall be calculated based on the actual sale proceeds of such units closed in the applicable quarter less the actual costs of such units), minus (ii) Borrower’s Pro Rata Share of the sum of the following costs and expenses paid in cash in connection with Borrower’s Investments during such period: (A) all Capital Expenditures other than Capital Expenditures made with either the proceeds of Funded Debt or the proceeds of additional equity contributions made by Borrower, plus (B) any and all costs and expenses of a non-capital nature, including but not limited to, operating, maintenance, administrative, legal and accounting expenses (unless already deducted when reserved pursuant to the following subclause (C) plus (C) without duplication of any cost or expense in the preceding subclause (B), amounts reserved for taxes, insurance and replacement reserves in accordance with the past practices of the entity that owns such Investment, plus (D) all interest and principal payments made in respect of Funded Debt.
     Net Operating Income means, for any period and without duplication, Borrower’s Pro Rata Share of the following amount: (i) all operating revenues from all Portfolio Assets, including without limitation, all rents, common area maintenance charges, insurance premium and tax reimbursements and proceeds from rental interruption insurance, but specifically excluding revenues from extraordinary events, any proceeds from any casualty or condemnation related to, or from the refinancing of or the sale or other disposition of, any Portfolio Assets minus (ii) the sum of the following costs and expenses incurred in connection with Portfolio Assets during such period: (A) any and all costs and expenses of a non-capital nature, including but not limited to, operating, maintenance, administrative, legal and accounting expenses (unless already deducted when reserved pursuant to the following subclause (B)) but excluding payments on Funded Debt plus (B) without duplication of any cost or expense in the preceding subclause (A), amounts reserved for taxes, insurance and replacement reserves in accordance with the past practices of the entity that owns such Investment, plus (C) a capital expense reserve equal to $.50 per square foot of the Portfolio Assets per annum calculated on a pro rata basis for any period less than one (1) year.
     Net Sales Proceeds means, with respect to the Borrower, the aggregate cash proceeds received by the Borrower in respect of any Portfolio Disposition by the Borrower, or cash distributions to Borrower from the aggregate cash proceeds of Portfolio Distributions by another Person, net of (a) all reasonable and customary direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) existing Indebtedness (other than the Facility) repaid with the proceeds received from such Portfolio Disposition; it being understood that “Net Sales Proceeds” shall include, without limitation, Borrower’s Pro Rata Share of any cash received upon the financing, sale or other disposition of any non-cash consideration received in any Portfolio Disposition to the extent Borrower receives such cash.
     Notes means the promissory notes payable to each of the Lenders in the aggregate principal amount of One Hundred Forty Million and 00/100 Dollars ($140,000,000.00), substantially in the form of Exhibit F attached hereto, as amended, extended, renewed, supplemented, modified or restated from time to time and including any additional Notes which may be delivered in accordance with the terms of this Agreement.
     Other Taxes as defined in Section 2.3.4.2(b).
     Participation Interest means a participation purchased by a Lender in any Letters of Credit or LOC Obligations as provided in Section 2.1.1(c).
     Partnership Agreement means that certain Second Amended and Restated Agreement of Limited Partnership of Hines REIT Properties, L.P., dated as of May 25, 2004, as may be amended or modified from time to time hereafter in accordance with the terms hereof.
     Perfected Interest shall mean an assignment of ownership or economic interest in favor of Administrative Agent on behalf of Lenders in effect with respect to a Portfolio Investment.
     Permitted Investments means all Investments reflected on the financial statements of Borrower heretofore delivered to Administrative Agent and all Investments of a substantially similar type, the Portfolio Investment Entities in which Borrower has an interest as of the date hereof and which have been identified to Administrative Agent, all Investments held by Borrower through such Portfolio Investment Entities as of the date hereof, and all other Investments hereafter made by Borrower in a portfolio of office properties primarily located throughout the United States, which Investments may be made in partnerships or joint ventures, direct and indirect real property investments, unimproved real property (land) and mortgage loans.
     Permitted Investments will otherwise be limited to the following: (i) mezzanine or junior debt that is subordinate to other Indebtedness shall not exceed 5% of Total Asset Value; (ii) Investments in unimproved land shall not exceed 5% of Total Asset Value; (iii) construction-in-progress shall not exceed 5% of Total Asset Value; (iv) other real estate Investments (non-office properties) shall not exceed 15% of Total Asset Value; and (v) the aggregate of the Permitted Investments described in clauses (i) through (iv) to Total Asset Value shall not exceed 25%.
     Permitted Investments shall also include real estate Investments by Borrower outside of the United States (“Non-U.S. Investments”) that collectively represent no greater than 20% of Total Asset Value under the following conditions: (i) no advances from the Facility shall be made to fund Indebtedness or equity with respect to such Investments; (ii) Borrower must comply with each of the financial covenants set forth in Section 7.3 after giving consideration to such Non-U.S. Investments; (iii) Borrower must comply with the Minimum Tangible Net Worth covenant of Section 7.3(c) after excluding (a) the value of such Non-U.S. Investments from Total Asset Value, (b) the Indebtedness relating to such Non-U.S. Investments from Funded Debt and (c) the equity capital committed to such Non-U.S. Investments from the amount to be added to $80,000,000; and Indebtedness under mortgage loans on Non-U.S. Investments cannot exceed 70% of the value of such Investment at the time of acquisition and must be non-recourse to Borrower (except for customary non-recourse carve-outs).
     Permitted Liens means (a) Liens created by, under or in connection with this Agreement or the other Credit Documents in favor of the Administrative Agent for the benefit of the Lenders or evidenced by the Funded Debt Documents listed on Exhibit B; (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established (and as to which the property subject to such Lien is not yet subject to foreclosure, sale or loss on account thereof); (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen’s, mechanics’, warehousemen’s and other like Liens; provided that such Liens secure only amounts not yet due and payable or amounts being contested in good faith by appropriate proceedings for which adequate reserves have been established (and as to which the property subject to such Lien is not yet subject to foreclosure, sale or loss on account thereof); (d) pledges or deposits made to secure payment under worker’s compensation insurance, unemployment insurance, pensions, social security programs, public liability laws or similar legislation; (e) any attachment or judgment Lien, unless the judgment it secures is not, within 30 days after entry thereof, discharged or the execution thereof stayed pending appeal, or is not discharged within 30 days after the expiration of such stay; (f) Liens securing Indebtedness permitted under Section 7.4; or (g) Liens on any Portfolio Investment, including any transfer restrictions thereon, pursuant to (i) the terms of any organizational documents to which such Portfolio Investment is subject to or (ii) the terms of any instrument representing or governing such Portfolio Investment.
     Permitted Portfolio Disposition as defined in Section 3.2(d).
     Person means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other entity or enterprise (whether or not incorporated), or any Governmental Authority.
     Plan means any “multiemployer plan” or “single-employer plan” as defined in Section 4001 of ERISA which the Borrower sponsors, maintains or contributes to or has any liability.

     Plan Assets means such term within the meaning and as defined in the Department of Labor Regulation 29 CFR §2510.3-101, as amended, modified, succeeded or replaced from time to time and the advisory opinions and rulings issued thereunder.
     Pledge Agreement means that certain Ownership Interests Pledge and Security Agreement dated as of even date herewith executed by Borrower for the benefit of Administrative Agent and Lenders, as may be amended from time to time in accordance with this Agreement.
     Portfolio Asset means any real property asset directly or indirectly held by a Portfolio Investment Entity.
     Portfolio Disposition means any disposition of all or any portion of any or all of the Portfolio Investments of Borrower or Portfolio Assets by a Subsidiary of Borrower, whether by sale, transfer or otherwise, other than leasing of space in a Portfolio Asset in the normal course of business.
     Portfolio Investment means all of Borrower’s interest as a general partner, limited partner, member or shareholder (including, without limitation, Borrower’s voting rights) in any Portfolio Investment Entity.
     Portfolio Investment Entity means a Person in which Borrower has a direct ownership interest and which directly or indirectly holds interests in real property.
     Prime Rate means the per annum rate of interest so designated from time to time by KeyBank National Association as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.
     Proposed Increase Date as defined in Section 2.1(e)(i).
     Register as defined in Section 11.15.3.
     Regulation D, G, T, U or X means, respectively, Regulation D, G, T, U and X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
     REIT means a “real estate investment trust”, as such term is defined in Section 856 of the Code.
     Reportable Event as defined in Section 6.8.
     Required Lenders means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Administrative Agent) and holding in the aggregate at least sixty-six and two thirds percent (66 2/3%) of (i) the Revolving Commitments (and Participation Interests therein) or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit).

     Required Reduction shall have the meaning set forth in Section 3.2(g).
     Reserve Percentage shall have the meaning set forth within the definition of LIBOR Rate.
     Revolving Commitment means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount of up to such Lender’s Commitment Percentage of the Committed Amount (i) to make Loans in accordance with the provisions of Section 2.1(a) and (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.1.1(c).
     Security Documents shall mean, collectively, the Pledge Agreement and the related UCC-1 Financing Statements.
     Solvent means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that would be expected to become an actual or matured liability.
     Subsidiary means as to any Person (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of stock of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has at least a 50% equity interest or Controls such entity at any time.
     Tangible Net Worth means the excess of Total Asset Value over Funded Debt.
     Taxes shall having the meaning set forth in Section 2.3.4.2(a).
     Term as defined in Section 2.2.
     Total Asset Value means the sum of (a) Borrower’s Pro Rata Share of the Appraised Asset Value of the Portfolio Assets, (b) unrestricted cash then held by Borrower and Borrower’s Pro Rata Share of any unrestricted cash held by any Portfolio Investment Entity or any Person in which a Portfolio Investment Entity has a direct or indirect interest, plus (c) the value of unencumbered marketable securities then owned by Borrower and Borrower’s Pro Rata Share of the value of unencumbered marketable securities then owned by any Portfolio Investment Entity or any Person in which a Portfolio Investment Entity has a direct or indirect interest, in each case as determined by the closing price thereof on a major exchange on the last Business Day of the relevant calendar quarter or, if applicable, on such other Business Day as to which Total Asset Value is being determined.
     UCC means the Uniform Commercial Code in effect in the Commonwealth of Massachusetts and in each jurisdiction in which the Portfolio Assets are situated, as the same may be amended from time to time.
     Unused Facility Fee as defined in Section 2.4(c).
     Unused Portion as defined in Section 2.4(c).
     Variable Rate means a per annum rate equal at all times to the Applicable Margin minus 125 basis points plus the greater of (a) the Prime Rate or (b) the Adjusted Federal Funds Rate. Changes in the Variable Rate shall be effective simultaneously with any change in the Prime Rate or Federal Funds Rate, as applicable.
     Variable Rate Loan means any Loan bearing interest at a rate determined by reference to the Variable Rate.

Exhibit B
ASSETS; FUNDED DEBT; SUBSIDIARIES
Subsidiaries
Hines REIT 1900/2000 Alameda de Las Pulgas LLC, a Delaware limited liability company (“SPE Subsidiary”). SPE Subsidiary is a direct wholly owned Subsidiary of Borrower.
Hines REIT 3100 McKinnon Street GP LLC, a Delaware limited liability company (“McKinnon GP LLC”). McKinnon GP LLC is a direct wholly owned Subsidiary of Borrower.
Hines REIT 3100 McKinnon Street LP, a Delaware limited partnership (“McKinnon LP”). McKinnon LP is a wholly owned Subsidiary of Borrower. Borrower directly owns 100% of the limited partner interest, or 99.9% of the partner interests, in McKinnon LP, and McKinnon GP LLC directly owns 100% of the general partner interest, or 0.1% of the partner interests, in McKinnon LP.
Portfolio Investments

Name of Portfolio Investment Entity	Ownership Interest
Hines-Sumisei U.S. Core Office Fund, L.P.	107,716.86 Partnership Units (representing 24.7988% of outstanding Partnership Units)

SPE Subsidiary	100.000%

McKinnon GP LLC	100.000%

McKinnon LP	99.900%
Portfolio Assets

Indirect
Portfolio Asset	Ownership Interest
425 Lexington Avenue, New York, New York	10.0678%

499 Park Avenue, New York, New York	10.0678%

1200 Nineteenth Street, N.W., Washington, D.C.	10.0678%

Manhattan Tower, 600 Lexington Avenue (101 East 52nd Street), New York, New York	10.0680%

One Shell Plaza, 910 Louisiana Street, Houston, Texas	11.3695%

Indirect
Portfolio Asset	Ownership Interest
Two Shell Plaza, 777 Walker Street, Houston, Texas	11.3695%

The KPMG Building, 55 Second Street, San Francisco, California	22.7391%

101 Second Street, San Francisco, California	22.7391%

Three First National Plaza, 70 West Madison Street, Chicago, Illinois	18.1913%

1900 Alameda de Las Pulgas and 2000 Alameda de Las Pulgas in
San Mateo, California, commonly known as California Casualty Plaza	100.0000%

525 B Street, San Diego, California, commonly known as Golden Eagle Plaza	22.7391%

Citymark Building, 3100 McKinnon Street, Dallas, Texas	100.0000%

Existing Funded Debt and Funded Debt Documents1
A. Mortgage Loan for 425 Lexington Avenue, New York, NY, 499 Park Avenue,
      New York, NY and 1200 Nineteenth Street, N.W., Washington, D.C.
     Loan Agreement, dated August 19, 2003, executed by and among Hines 425, Hines 499, Hines 1200 and Bank of America, N.A., a national banking association (“BofA”) and Connecticut General Life Insurance Company, a Connecticut corporation (“CIGNA”; BofA and Cigna, collectively, “Portfolio Lender”), as acknowledged and agreed to by HSNY and various other parties. The aggregate principal balance outstanding under such Loan Agreement and the Notes described below is $316,405,000.00.
     Note Severance and Modification Agreement, dated August 19, 2003, executed by and among Hines 425, Hines 499, Hines 1200 and Portfolio Lender.
     $316,405,000.00 Consolidated, Amended, and Restated Promissory Note, dated August 19, 2003, executed by and among Hines 425, Hines 499, Hines 1200 and Portfolio Lender.
     $160,000,000.00 Replacement Note A-1, dated August 19, 2003, executed by Hines 425, Hines 499 and Hines 1200 for the benefit of BofA.
     $104,600,000.00 Replacement Note A-2, dated August 19, 2003, executed by Hines 425, Hines 499 and Hines 1200 for the benefit of BofA.
     $51,805,000.00 Replacement Note B, dated August 19, 2003, executed by Hines 425, Hines 499 and Hines 1200 for the benefit of CIGNA.
     Guaranty of Payment, dated August 19, 2003, executed by Hines Real Estate Holdings Limited Partnership, a Texas limited partnership (“HREH”), for the benefit of Portfolio Lender.
     Agreement of Consolidation and Modification of Mortgage, Assignment of Leases and Rents, and Security Agreement, dated August 19, 2003, executed by and among Hines 425, Hines 499 and Portfolio Lender.
     Deed of Trust and Security Agreement, dated August 19, 2003, executed by Hines 1200, for the benefit of Portfolio Lender.
     UCC-1 Financing Statements of each of the following:
     Hines 425, as Debtor, filed in the UCC Records of the Delaware Secretary of State
     Hines 499, as Debtor, filed in the UCC Records of the Delaware Secretary of State

1	This list of Funded Debt and Funded Debt Documents is in addition to the Funded Debt under the Facility and the Credit Documents (in each case as defined in the Agreement to which this Exhibit B is attached).

     Hines 499 and Hines 425, as Debtor, filed in the Real Property Records of New York County, New York
     Hines 1200, as Debtor, filed in the UCC Records of the Delaware Secretary of State
     Hines 1200, as Debtor, filed in the Real Property Records of the District of Columbia
     Assignments and Subordinations of Management Agreements, each dated August 19, 2003, executed by and among:
     Hines 425, Portfolio Lender and Hines Interests Limited Partnership, a Delaware limited partnership (“Manager”), as acknowledged and agreed to by HSNY
     Hines 499, Portfolio Lender and Manager, as acknowledged and agreed to by HSNY
     Hines 1200, Portfolio Lender and Manager, as acknowledged and agreed to by HSNY
     Five Party Agreements Relating to Lockbox Services, each dated August 19, 2003, executed by and among the following, together with Portfolio Lender’s Initial Instructions to Bank, dated of even date therewith:
Hines 425, Hines NYOP and Portfolio Lender
Hines 499, Hines NYOP and Portfolio Lender
Hines 1200, Hines NYOP and Portfolio Lender
B. Mortgage Loan for Manhattan Tower, 600 Lexington Avenue, New York, NY
     Consolidation, Modification and Restatement of Notes, dated February 2, 2004, executed by and among Hines 600 and CIGNA. The principle balance outstanding under such Note is $49,850,000.
     Consolidation, Modification and Restatement of Mortgages and Security Agreement, dated February 2, 2004, by and between Hines 600 and CIGNA.
     Assignment of Rent and Leases, dated February 2, 2004, executed by and among Hines 600 and CIGNA.
     Collateral Assignment of Contracts, Licenses, Permits and Warranties and Security Agreement, dated February 2, 2004, executed by and among Hines 600 and CIGNA
     Prepaid Rent Escrow and Security Agreement, dated February 2, 2004, executed by and among Hines 600, CIGNA and GMAC Commercial Mortgage Corporation (“GMAC”), a California corporation.
     Real Estate Tax Escrow and Security Agreement, dated February 2, 2004, executed by and among Hines 600, CIGNA, and GMAC.
     Real Estate Tax Payment Guaranty, dated February 2, 2004, executed by and among Hines Real Estate Holdings Limited for the benefit of CIGNA.

     Recourse Exceptions Guaranty, dated February 2, 2004, executed by Hines 600 for the benefit of CIGNA.
     Environmental Indemnification Agreement, dated February 2, 2004, executed by Hines 600 for the benefit of CIGNA.
     Subordination of Property Management and Leasing Agreement, dated February 2, 2004, executed by Hines 600, Hines Interests Limited Partnership in favor of CIGNA.
     Assignment of Consolidation, Modification and Restatement of Mortgage, Assignment of Leases and Rents and Security Agreement, dated February 2, 2004, executed by and among Fleet National Bank and CIGNA.
     Assignment of Note, dated February 2, 2004, executed by and among Fleet National Bank and CIGNA.
     Letter re Agreement & Conditions, dated February 2, 2004, executed by and among Hines 600 and CIGNA.
     Mortgage Spreader Agreement, dated February 2, 2004, executed by and among No. 1 Times Square Development LLC, Hines 600 and Fleet National Bank.
     Partial Release of Lien of Mortgaged Premises, dated February 2, 2004, executed by and among Fleet National Bank and No. 1 Times Square Development LLC.
     UCC-1 Financing Statement of Hines 600, as Debtor, filed in the UCC Records of the Delaware Secretary of State.
     UCC-1 Financing Statement of Hines 600, as Debtor, filed in the UCC Records of New York City.
     Letter Agreement, dated February 2, 2004, by Hines 600 issued to CIGNA regarding certain post-closing matters.
   C. Mortgage Loan for One Shell Plaza & Two Shell Plaza, Houston, TX
     Loan Agreement, dated May 10, 2004, executed by and among Hines Louisiana Walker One, LP (“Hines I Borrower”), Hines Louisiana Walker Two, LP (“Hines II Borrower”), Hines Louisiana Walker Three, LP (“Hines III Borrower”) (collectively, jointly and severally, “Borrower”), and Prudential Mortgage Capital Company, LLC (“PMCC”). The aggregate principle balance outstanding under such Loan Agreement and Notes described below is $195,500,000.
     $131,962,500 Promissory Note (A) issued to PMCC, dated May 10, 2004, executed by Borrower.
     $63,537,500 Promissory Note (B) issued to PMCC, dated May 10, 2004, executed by Borrower.

     Assignment of Assignment of Leases and Rents, dated May 10, 2004, executed by and among Borrower and PMCC.
     Assignment of Fee and Leasehold Deed of Trust and Security Agreement (with Fixture Filing), dated May 10, 2004, executed by and among Borrower, PMCC, and Prudential Mortgage Capital Funding, LLC.
     Assignment of Leases and Rents, dated May 10, 2004, executed by and among Borrower and PMCC.
     Assignment of Parking Management Agreement and Subordination of Parking Management Fees, dated May 10, 2004, executed by and among Borrower, PMCC, and Hines US Services, Inc.
     Assignment of Permits, dated May 10, 2004, executed by and among Borrower and PMCC.
     Assignment of Property Management Agreement and Subordination of Property Management Fees, dated May 10, 2004, executed by and among Borrower, PMCC, and Hines Interests Limited Partnership.
     Cash Management Agreement, dated May 10, 2004, executed by and among Borrower, PMCC and Hines Interests Limited Partnership.
     Closing Certification, dated May 10, 2004, executed by and among Borrower and PMCC.
     Confirmatory Agreement, dated January 19, 2005, executed by and among Hines I Borrower, LaSalle Bank National Association and the Prudential Insurance Company of America.
     Environmental Indemnity Agreement, dated May 10, 2004, executed by Borrower for the benefit of PMCC.
     Fee and Leasehold Deed of Trust and Security Agreement (with Fixture Filing), dated May 10, 2004, executed by and among Borrower and PMCC.
     Restricted Account Agreement, dated May 10, 2004, executed by and among executed by and among Borrower and PMCC.
     UCC-1 Financing Statement of Borrower, as Debtor, filed in the UCC Records of the Delaware Secretary of State.
     D. Mortgage Loan for The KPMG Building, 55 Second Street, San Francisco, CA
     Deed of Trust, Security Agreement with Assignment of Rents and Leases and Fixture Filing, dated September 20, 2004, executed by and among Hines 55, NLI Properties West, Inc

(“NLI”) and Hines Interests Limited Partnership (“HILP”). The principle balance outstanding under such agreement is $80,000,000.
     $80,000,000 Promissory Note issued to NLI, dated September 20, 2004, executed by Hines 55.
     Cash Management Agreement, dated September 20, 2004, executed by and among Hines 55, NLI and HILP.
     Collateral Assignment of Contracts, Licenses and Permits, dated September 20, 2004, executed by and among Hines 55, NLI and HILP.
     Environmental Indemnification Agreement, dated September 20, 2004, executed by Hines 55 for the benefit of NLI.
     Letter re Loan from NLI, dated September 20, 2004, executed by and between Hines 55 and NLI.
     Restricted Account Agreement, dated September 20, 2004, executed by and among NLI, Hines 55 and Wells Fargo Bank, N.A.
     Subordination of Property Management and Leasing Agreement, dated September 20, 2004, executed by Hines 55 in favor of NLI.
     Tax and Insurance Escrow Account, dated September 20, 2004, executed by and among Hines 55, NLI and L.J. Melody and Company of Texas, LP.
     UCC-1 Financing Statement of Hines 55, as Debtor, filed in the UCC Records of the Delaware Secretary of State.
     E. Mortgage Loan for 101 Second Street, San Francisco, CA
     Amended and Restated Deed of Trust, Security Agreement with Assignment of Rents and Leases and Fixture Filing, dated September 20, 2004, executed by and among Hines 101 Second Street LP (“Hines 101”), First American Title Insurance Company (“Trustee”) and NLI Properties West, Inc. (“NLI”). The principle balance outstanding under such agreement is $75,000,000.
     $75,000,000 Loan Modification Agreement dated September 20, 2004, executed by and between Hines 101 and NLI.
     $90,000,000 Loan Assumption and Release Agreement dated September 20, 2004, executed by and among Cousin/Myers Second Street Partners, L.L.C., Cousins Properties Incorporated, Hines 101 and NLI.
     $90,000,000 Promissory Note issued to NLI, dated April 19, 2000, executed by Cousins/Meyers Second Street Partners, L.L.C.

     Cash Management Agreement, dated September 20, 2004, executed by and among Hines 101, NLI and Hines Interests Limited Partnership.
     Collateral Assignment of Contracts, Licenses and Permits dated April 19, 2000, executed by and among Cousins/Myers Second Street Partners, L.L.C. and NLI.
     Environmental Indemnification Agreement dated September 20, 2004, executed by Hines 101 for the benefit of NLI.
     Letter re Loan from NLI Properties West dated September 20, 2004, executed by and among Hines 101 and NLI.
     Restricted Account Agreement dated September 20, 2004, executed by and among NLI, Hines 101 and Wells Fargo Bank, N.A.
     Subordination of Property Management and Leasing Agreement dated September 20, 2004, executed by Hines and HILP for the benefit of NLI.
     Tax and Insurance Escrow Agreement dated September 20, 2004, executed by and among Hines 101, NLI and L.J. Melody and Company of Texas, LP.
     UCC-1 Financing Statement of Hines 101, as Debtor, filed in the UCC Records of the Delaware Secretary of State.
     F. Mortgage Loan for Three First National Plaza
     Absolute Assignment of Leases and Rents, dated March 22, 2005, executed by and among Hines 70 West Madison LP (“Hines 70”) and The Northwestern Mutual Life Insurance Company (“NWM”). The principal balance outstanding under such agreement is $141,000,000.
     $126,900,000 Promissory Note issued to NWM, dated March 22, 2005, executed by Hines 70.
     $14,100,000 Promissory Note issued to NWM, dated March 22, 2005, executed by Hines 70.
     Environmental Indemnity Agreement, dated March 22, 2005, executed by Hines 70 for the benefit of NWM.
     Fee and Leasehold Mortgage and Security Agreement, dated March 22, 2005, executed by and between Hines 70 West Madison LP and The Northwestern Mutual Life Insurance Company.
     Non-Disturbance and Attornment Agreement, executed by and among Bear Sterns & Co., Inc., Hines 70 and NWM.
     Non-Disturbance and Attornment Agreement, dated March 9 2005, executed by and among Bell, Boyd & Lloyd LLC, Hines 70 and NWM.

     Non-Disturbance and Attornment Agreement, executed by and among Foley & Lardner LLP, Hines 70 and NWM.
     Non-Disturbance and Attornment Agreement, dated March 3, 2005, executed by and among The Privatebank and Trust Company, Hines 70 and NWM.
     Non-Disturbance and Attornment Agreement, dated February 17, 2005, executed by and among Ungaretti & Harris, Limited, Hines 70 and NWM.
     UCC-1 Financing Statement of Hines 70, as Debtor filed in the UCC Records of the Delaware Secretary of State.
     G. Credit Facility for Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II
     Credit Agreement, dated January 28, 2005, executed by and among Hines-Sumisei NY Core Office Trust (“HSNY”), Hines-Sumisei NY Core Office Trust II (“HSNYII”) and KeyBank National Association (“KeyBank”). The principal balance outstanding under such Credit Agreement is $15,000,000.
     $15,000,000 Promissory Note, dated January 28, 2005, executed by HSNY and HSNYII.
     Indemnity Agreement Regarding Hazardous Materials, dated January 28, 2005, executed by HSNY and HSNYII for the benefit of KeyBank.
     Letter (re: Loan from KeyBank (Fee Letter)), dated January 27, 2005, executed by and among HSNY, HSNYII and KeyBank.
     H. Hines-Sumisei US Core Office Properties Bridge Term Loan
     Term Loan Agreement, dated August 8, 2005, by and between KeyBank National Association (“KeyBank”) and Hines-Sumisei US Core Office Properties LP (“US Core Properties”).
     $68,000,000 Promissory Note, dated August 8, 2005, issued by US Core Properties to KeyBank.
     Ownership Interests Pledge and Security Agreement, dated August 8, 2005, by and between KeyBank and US Core Properties.
     Indemnity Agreement Regarding Hazardous Materials, dated August 8, 2005, by and between KeyBank and US Core Properties.
     UCC-1 Financing Statement of US Core Properties, as Debtor filed in the UCC Records of the Delaware Secretary of State.

     I. Mortgage Loan for Golden Eagle Plaza
     Deed of Trust, Security Agreement with Assignment of Rents and Leases and Fixture Filing, dated August 10, 2005, executed by Hines 525 B Street LP (“Hines 525”) to Chicago Title Company in favor of NLI Properties East, Inc. (“NLI East”). The principle balance outstanding under such agreement is $52,000,000.
     $52,000,000 Promissory Note issued to NLI East, dated August 10, 2005, executed by Hines 525.
     Cash Management Agreement, dated August 10, 2005, executed by and among Hines 525, Hines GS Properties, Inc. (“Manager”) and NLI EAST.
     Collateral Assignment of Contracts, Licenses and Permits, dated August 10, 2005, executed by and between Hines 525 and NLI EAST.
     Environmental Indemnification Agreement, dated August 10, 2005, executed by Hines 525 for the benefit of NLI EAST.
     Letter re Loan from NLI EAST, dated August 10, 2005, executed by and between Hines 525 and NLI EAST.
     Restricted Account Agreement, dated August 10, 2005, executed by and between NLI EAST and Hines 525.
     Subordination of Property Management and Leasing Agreement, dated August 10, 2005, executed by Hines 525 and Manager in favor of NLI EAST.
     Tax and Insurance Escrow Account, dated August 10, 2005, executed by and among Hines 525, Holliday Fenoglio Fowler, L.P. and NLI EAST.
     UCC-1 Financing Statement of Hines 525, as Debtor, filed in the UCC Records of the Delaware Secretary of State.

EXHIBIT C TO AGREEMENT
AUTHORIZED REPRESENTATIVES
Frank Apollo
Charles N. Hazen
Sherri W. Schugart
Charles M. Baughn

EXHIBIT D TO AGREEMENT
FORM OF ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE
Dated: _________, 200_
     Reference is made to the Credit Agreement dated as of September 9, 2005 (as amended and in effect from time to time, the “Agreement”), among Hines REIT Properties, L.P., a Delaware limited partnership, having an address at c/o Hines Interests Limited Partnership, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 (the “Borrower”), the banking institutions referred to therein as Lenders (the “Lenders”), and KeyBank National Association as administrative agent (the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.
                                              (the “Assignor”) and                      (the “Assignee”) agree as follows:
     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ___% interest in and to all of the Assignor’s rights and obligations under the Credit Documents as of the Effective Date (as hereinafter defined). The amount of the Assignor’s Commitment being purchased by and assigned to the Assignee as of the Effective Date is $                     .
     2. The Assignor (i) represents that as of the date hereof, its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) is ___%, and the outstanding balance of the Loans owing to the Assignor under the Note held by the Assignor (unreduced by any assignments thereof which have not yet become effective) is $___; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, or any other Person which may be primarily or secondarily liable in respect of any of the Borrower Obligations or any of their obligations, or the performance or observance by the Borrower, or any other Person primarily or secondarily liable in respect of any of the obligations under any of the Credit Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches the Note delivered to it under the Agreement and requests that the Borrower exchange such Note for new Notes payable to each of the Assignor and the Assignee as follows:

Note Payable to the Order of:	Amount of Note

($ )

($ )

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Documents, together with copies of the most recent financial statements delivered pursuant to Section 7.2 of the Agreement and such other documents and information as the Assignee has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Credit Documents; (vi) agrees that it will perform all the obligations which by the terms of the Credit Documents are required to be performed by the Assignee as a Lender in accordance with the terms of the Credit Documents; and (vi) specifies as to its address for notices the office set forth beneath its name on the signature page hereof.
     4. The effective date for this Assignment and Acceptance shall be ___, 200___(the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent. Prior to such assignment being effective the Assignee shall pay the Administrative Agent (for the Administrative Agent’s own account) a registration fee in the sum of $3,500.00.
     5. Upon such acceptance, from and after the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Documents assigned hereunder relinquish its future rights and be released from its future obligations under the Credit Documents but shall remain liable for all obligations which arose prior to such assignment.
     6. Upon such acceptance, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the rights and obligations assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
     7. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.
     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

ASSIGNOR:

By:

Title:

ASSIGNEE:

By:

Title:

Notice Address:

Attn:
Telephone No. :
Telecopier No.:

EXHIBIT E
LENDERS’ COMMITMENT PERCENTAGES*

Bank:	Commitment Percentage:
KeyBank National Association	19.643%

Commerzbank AG	17.857%

LaSalle Bank National Association	17.857%

Wachovia Bank, National Association	10.714%

GMAC Commercial Mortgage Corporation	10.714%

Sovereign Bank	17.857%

Amegy Bank National Association	5.358%

Total	100.000%

*	The above percentages have been rounded to the nearest one-thousandth of a percent.

EXHIBIT F TO AGREEMENT
FORM OF NOTE

PROMISSORY NOTE

$___	______, 200 ____
     1. Promise To Pay.
     FOR VALUE RECEIVED, HINES REIT PROPERTIES, L.P., a Delaware limited partnership, having an address at c/o Hines Interests Limited Partnership, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 (the “Borrower”) promises to pay to the order of                     , a                      having an address at                      (“Lender”), the principal sum of                      ($                      )or so much thereof as may be advanced from time to time, with interest thereon, or on the amount thereof from time to time outstanding, to be computed, as hereinafter provided, on each advance from the date of its disbursement until such principal sum shall be fully paid. Interest shall be payable at such rates and amounts and in installments as provided in the Agreement (as defined below). The total principal sum, or the amount thereof outstanding, together with any accrued but unpaid interest, shall be due and payable in full on September 8, 2008 subject however to acceleration, in accordance with the Agreement (as defined below) pursuant to which this Note has been issued (as so accelerated, the “Maturity Date”).
     2. Credit Agreement.
     This Note is issued pursuant to the terms, provisions and conditions of an agreement captioned “Credit Agreement” (as the same may be amended the “Agreement”) dated as of even date by and among Borrower, Lender, and KeyBank National Association as Administrative Agent for itself and for such other financial institutions as may become parties to the Agreement (the Lender and such other institutions are collectively referred to herein as the “Lenders”), and the Agreement evidences the Facility (as defined in the Agreement) and the Loans (as defined in the Agreement) made pursuant thereto. Capitalized terms used herein which are not otherwise specifically defined herein shall have the same meaning herein as in the Agreement.
     3. Acceleration; Event of Default.
     To the extent permitted in the Agreement, this Note and the indebtedness evidenced hereby shall become immediately due and payable without further notice or demand, and notwithstanding any prior waiver of any breach or default, or other indulgence, during the existence at any time of any one or more of the events defined in the Agreement as an “Event of Default”.
     4. Certain Waivers, Consents and Agreements.
     Each and every party liable hereon or for the indebtedness evidenced hereby whether as maker, endorser, guarantor, surety or otherwise hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the holder to any party now or hereafter liable hereunder or for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Agreement, or any of the other Credit Documents, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Agreement, or any of the other Credit Documents, shall be found to be unenforceable in full or to any extent, or if Administrative Agent or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; (e) to the extent required by the terms of the Agreement, agrees to pay all costs and expenses incurred by Administrative Agent and Lenders or any other holder of this Note in connection with the collection of the indebtedness evidenced hereby and the enforcement of rights and remedies hereunder or under the other Credit Documents, whether or not suit is instituted and certain other costs or expenses incurred by Administrative Agent and/or the Lender as provided in the Agreement; and (f) consents to all of the terms and conditions contained in this Note, the Agreement, and all other instruments now or hereafter executed evidencing or governing all or any portion of the Borrower Obligations or the security or collateral for this Note and for such Agreement, or any one or more of the other Credit Documents to which such Person is a party.
     5. Delay Not A Bar.
     No delay or omission on the part of the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or by the Agreement, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.
     6. Partial Invalidity.
     The invalidity or unenforceability of any provision hereof, of the Agreement, of the other Credit Documents, or of any other instrument, agreement or document now or hereafter executed in connection with the Facility made pursuant hereto and thereto shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.
     7. Compliance With Usury Laws.
     All agreements between Borrower, Administrative Agent, and Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Administrative Agent or Lenders for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower, Administrative Agent and Lenders in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the other Credit Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever Administrative Agent or Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements among Borrower, Administrative Agent, and Lenders.
     8. Use of Proceeds.
     All proceeds of the Facility shall be used solely for the purposes more particularly provided for and limited by the Agreement.
     9. Security.
     This Note is secured by certain Security Documents as are more particularly described in the Agreement and is further secured by other Collateral as set forth in the Agreement.
     10. Notices.
     Any notices given with respect to this Note shall be given in the manner provided for in the Agreement.
     11. Governing Law and Consent to Jurisdiction.
     11.1. Substantial Relationship. It is understood and agreed that all of the Credit Documents were negotiated, executed and delivered in the Commonwealth of Massachusetts, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Credit Documents.
     11.2. Place of Delivery. Borrower agrees to furnish to Administrative Agent at Administrative Agent’s office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder.
     11.3. Governing Law. This Note and each of the other Credit Documents, shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.
     11.4. Consent to Jurisdiction. The Borrower hereby consents to personal jurisdiction in any state or Federal court located within the Commonwealth of Massachusetts.

     12. Waiver of Jury Trial.
     BORROWER, ADMINISTRATIVE AGENT AND LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER CREDIT DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE FACILITY.
     13. No Oral Change.
     This Note and the other Credit Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought. In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Credit Documents.
     14. Rights of the Holder.
     This Note and the rights and remedies provided for herein may be enforced by Administrative Agent or any holder hereof. Wherever the context permits each reference to the term “holder” herein shall mean and refer to Administrative Agent or the then holder of this Note.
     15. Survival.
     This Note shall survive and continue in full force and effect beyond and after the payment and satisfaction of the Borrower Obligations in the event that Administrative Agent or any Lender is required to disgorge or return any payment or property received as a result of any laws pertaining to preferences, fraudulent transfers or fraudulent conveyances but such survival and continuation shall be limited to the amount of such disgorgement or return.
[Signature Page Follows]

     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the date set forth above as a sealed instrument at Boston, Massachusetts.

BORROWER:

HINES REIT PROPERTIES, L.P., a Delaware limited partnership

By:	Hines Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By:

Name:
Title:

EXHIBIT G TO AGREEMENT
FORM OF BORROWER’S CERTIFICATE

CERTIFICATE OF
HINES REIT PROPERTIES, L.P.
     HINES REIT PROPERTIES, L.P., a Delaware limited partnership (the “Borrower”) do hereby certifies as follows as required pursuant to Section 7.2.6 of that certain Credit Agreement (as the same may be amended, the “Credit Agreement”), dated as of September 9, 2005 and being by and among the Borrower, KeyBank National Association as Administrative Agent, and the Lenders party thereto (capitalized terms not herein defined shall have the meanings ascribed to such terms in the Credit Agreement), that:
     1. Attached hereto is a schedule which contains detailed calculations of each of the financial covenants set forth in Section 7.3 of the Credit Agreement [for the period ending] [as of] [ ___, 200___] [after giving effect to the [Portfolio Disposition] [repayment] [borrowing] scheduled to be made on such date] demonstrating that Borrower is in compliance with such covenants as of the end of such date and stating the Applicable Margin as of the end of such fiscal quarter (together with the calculation thereof); and
     2. (A) No Default or Event of Default exists, and (B) all representations and warranties of the Borrower that are contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the date therein made and as of the date hereof (other than such warranties and representations as are made as of another date, which shall be true and correct in all material respects of such other date).
DATED as of the _____ day of                     , _______

HINES REIT PROPERTIES, L.P., a Delaware limited partnership

By:	Hines Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By:

Name:
Title:

EXHIBIT H TO AGREEMENT
FORM OF DIRECTION LETTER

PAYMENT DIRECTION LETTER
HINES REIT PROPERTIES, L.P.
__________ __, 200__

     Payment Direction Letter for Payment of Proceeds
Dear [       ]:
Hines REIT Properties, L.P. (“Hines REIT”), the owner of ___percent (___%) of the [partner/member] interests (the “Interests”) under that certain [Limited Liability Company Agreement/Operating Agreement/Agreement of Limited Partnership/Limited Partnership Agreement] (the “Agreement”) dated as of _____ ___, ___, hereby directs that all income, cash flow, rights of distribution, dividends and other rights to payment of proceeds (collectively, the “Proceeds”) payable by you to Hines REIT under the Agreement will be paid directly to a bank account established by Hines REIT. Therefore, from and after the date hereof, all Proceeds should be sent directly to the following address:
Hines REIT Properties, L.P.
c/o KeyBank National Association
101 Federal Street
Boston, MA 02110
All checks should be made out to “Hines REIT Properties, L.P.”
Transfer such amounts by the ACH System or wire transfer to the following account:
KeyBank National Association
ABA No.:
Account of: Hines REIT Properties, L.P.
Account No.:

These payment instructions cannot be withdrawn or modified without the prior written consent of KeyBank National Association (the “Servicer”) or pursuant to a joint written instruction from Hines REIT and Servicer.
     If you have any questions concerning this letter, please contact [___] at [___]. We appreciate your cooperation in this matter.

Sincerely,

HINES REIT PROPERTIES, L.P., a Delaware limited partnership

By:	Hines Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By:

Name:
Title:
ACKNOWLEDGED AND AGREED:

EXHIBIT I TO AGREEMENT
FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

TO:	KEYBANK NATIONAL ASSOCIATION, as agent (“Administrative Agent”) for itself and such other financial institutions as may become parties to the Credit Agreement (as hereinafter defined). Administrative Agent and such other financial institutions are collectively referred to herein as “Lender”.

RE:	Credit Agreement dated as of September 9, 2005 (as the same may be amended, the “Credit Agreement”), between Lender and HINES REIT PROPERTIES, L.P. (the “Borrower”)
LOAN REQUEST NO: ______
AMOUNT OF LOAN REQUESTED: $
DATE:                     , 200_
     1. This Notice of Borrowing (this “Notice of Borrowing”) is submitted by Borrower to Lender pursuant to the provisions of the Credit Agreement in order to induce Lender to make the Loan requested. Capitalized terms used herein which are not otherwise specifically defined herein shall have the same meaning herein as in the Credit Agreement.
     2. Borrower hereby requests Lender to make a Loan for the following purposes and in the following amounts and on the following date:

(i)		$

(ii)		$

(iii)		$

	Total Loan requested	$

Date on which Loan is requested to be made: __, 200_
     3. Borrower hereby certifies, warrants and represents to Lender that (except for Lender’s approval of this Loan Request) each condition precedent to Lender’s obligation to make the requested Loan has been satisfied, and further that:
          3.1. Borrower is not in Default under any Credit Document as of the date hereof, nor does there exist any condition or circumstance which, with the lapse of time, or the giving of notice, or both, would constitute such a Default; and there exists no Event of Default under the Credit Agreement or any of the other Credit Documents.

          3.2 Borrower is in full compliance with all of the terms, covenants and conditions of the Credit Agreement and each other Credit Document.
          3.3 No change that would have a material adverse effect on the ability of the Borrower to perform its obligations under the Credit Documents has occurred in the condition (financial or otherwise), operations, business, management or prospects of the Borrower or any other member of the Combined Group since the date of the most recent financial statements furnished to Administrative Agent pursuant to Section 7.2 of the Credit Agreement, and no change that would have a material adverse effect on the ability of the Borrower to perform its obligations under the Credit Documents has occurred with respect to any of the Assets.
          3.4 Immediately after the Loan requested hereby is made: (i) the sum of the aggregate principal amount of outstanding Loans plus LOC Obligations outstanding shall not exceed the Committed Amount, (ii) the LOC Obligations outstanding shall not exceed the LOC Committed Amount, and (iii) Borrower shall be in compliance with Section 7.3 of the Credit Agreement.
          3.5 Borrower has no knowledge that Lender has failed to perform any of Lender’s obligations under the Credit Documents.
     4. This Loan Request: (i) constitutes an affirmation by Borrower that each of the warranties and representations made in the Credit Documents remain true and correct in all material respects (except as stated below) as of the date of this Loan Request and, unless Lender is notified to the contrary prior to the disbursement of the Loan, will be so on the date of such Loan (other than, in each case, such warranties and representations as are made as of another date, which shall be true and correct in all material respects as of such other date); and (ii) constitutes the representation and warranty of Borrower that the information set forth in this request and the accompanying documentation is true and correct and omits no material fact necessary to make the same not misleading. The following are exceptions to the foregoing affirmation of warranties and representations [if none are stated, there are no exceptions]:

     5. This request and the accompanying documentation (including a Notice of Rate Selection) are submitted to Lender for the purpose of inducing Lender to make a Loan and Borrower intends that Lender shall rely upon each of the same being true, accurate and complete.

     EXECUTED and delivered under seal as of the ___day of                     , 200___at Boston, Massachusetts.

BORROWER:

HINES REIT PROPERTIES, L.P., a Delaware limited partnership

By:	Hines Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By:

Name:
Title:

EXHIBIT J TO AGREEMENT
ENVIRONMENTAL NOTICES
NONE

EXHIBIT K TO AGREEMENT
Portfolio Investment Entities
1. Hines-Sumisei U.S. Core Office Fund, L.P., a Delaware limited partnership (the “Core Fund”).
2. Hines REIT 1900/2000 Alameda de Las Pulgas LLC, a Delaware limited liability company (“SPE Subsidiary”).
3. Hines REIT 3100 McKinnon Street GP LLC, a Delaware limited liability company (“McKinnon GP LLC”).
4. Hines REIT 3100 McKinnon Street LP, a Delaware limited partnership (“McKinnon LP”).
Portfolio Investments/Pledged Interests
1. 100% of Borrower’s direct interest as a partner in the Core Fund. Interest is a non-managing general partner interest but would convert to a limited partner interest upon transfer to any Person other than Borrower.
2. 100% of the member interests in SPE Subsidiary.
3. 100% of the member interests in McKinnon GP LLC.
4. 100% of the limited partner interests in McKinnon LP.

EXHIBIT L TO AGREEMENT
PRO FORMA REDUCTION CALCULATION
Hines REIT Properties, L.P. — Pro Forma Reduction Calculation
Pro Forma Reduction
      Calculation
****Complete for non-residential sales only

Net Sales
Date	Investment	Sale Date	Trans. Type	Proceeds	Net Asset Value
Total	$0

Borrower’s Tangible Net Worth as of xx/xx/xxxx

Less: Reduction in Net Worth from Current Sale

Adjusted Tangible Net Worth	$—

Tangible Net Worth <= $80,000,000?	Y

A	Reduction Required based on Tangible Net Worth	$—

Fund Share of Project Level Debt, after effect of portfolio dispositions above

Outstanding Facility

Total Debt Outstanding	$—

Fund Share of Asset FMV, after effect of portfolio dispositions above

Fund Leverage	#DIV/0!

Leverage > 70%?	#DIV/0!

B	Required Reduction based on Leverage Ratio	#DIV/0!

Minimum Required Reduction — Greater of A or B	#DIV/0!

Actual Reduction (enter as a negative)

Total Outstanding after paydown	$—

Availability	#DIV/0!